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                                                                    Exhibit 10.1



                    THE LEARNING COMPANY FUNDING CORPORATION
                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement dated as of June 30, 1997 is among The Learning Company Funding, Inc., a Delaware corporation, as the seller (the "Seller"), Lexington Parker Capital Company, LLC, a Delaware limited liability company, as purchaser ("Purchaser"), Fleet National Bank, a national banking association, as the agent ("Agent") TLC Multimedia, Inc., a Minnesota corporation, as servicer ("TLC Multimedia" or "Servicer") hereunder and The Learning Company, Inc., a Delaware corporation ("TLC"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

                             PRELIMINARY STATEMENTS

         Seller desires to transfer and assign Receivable Interests to Purchaser on a nonrecourse basis from time to time, and Purchaser shall purchase Receivable Interests from the Seller from time to time, all on the terms and conditions set forth herein. Seller and Purchaser also desire to engage Servicer as the initial servicer of the Receivables in which Receivable Interests are to be acquired by Purchaser hereunder and Agent as the initial administrative agent.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                                    ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1. Purchase Facility. (a) Upon the terms and subject to the conditions hereof, the Seller shall offer to sell and assign to Purchaser Receivable Interests in all Receivables it purchases or otherwise acquires from TLC Multimedia or other Transferring Subsidiaries pursuant to the Receivables Sale Agreement (except Excluded Receivables). Purchaser shall, under the terms and conditions of this Agreement, purchase such Receivable Interests from time to time during the five (5) year period from the date hereof up to, but not including, the Facility Termination Date. Notwithstanding that Seller shall offer to sell to Purchaser Receivable Interests in all Receivables which it purchases or otherwise acquires from TLC Multimedia or other Transferring Subsidiaries , the Purchase Price for such Receivables shall be based solely on the Outstanding Balance of Eligible Receivables. In connection with each purchase of Receivable Interests in Receivables by Purchaser hereunder, Seller shall be deemed to have transferred its interest in all Collections, Related Security, all other moneys of whatever nature due with respect to such Receivables and all proceeds thereof as provided in Section 1.11 hereof.

         (b) Subject to Section 7.6 hereof, the Seller may, upon at least thirty
(30) days' prior written notice to the Purchaser and the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof.


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         (c) Under no circumstances shall Purchaser be obligated to make any purchases of Receivable Interests if, after giving effect to such purchase, the Aggregate Capital outstanding for all Receivable Interests would exceed the lesser of (i) the Purchase Limit, (ii) the Capital Limit, (iii) the applicable Settlement Period Commitment (defined in Section 1.2 below), or (iv) the Aggregate Commitment (as defined in the Liquidity Agreement) of the Liquidity Banks under the Liquidity Agreement as in effect from time to time; provided, however, that so long as Agent is the Liquidity Bank under the Liquidity Agreement, Agent shall give Seller at least thirty (30) days prior written notice that it intends not to renew the Liquidity Agreement at the end of the stated term thereof and provided further, however, that Purchaser shall not deem the Facility Termination Date or a Termination Event to have occurred if during such thirty (30) day period Seller locates another "Qualified Funding Source" willing to provide a liquidity agreement on substantially the same terms as the Liquidity Agreement then in effect. As used in the preceding sentence, "Qualified Funding Source" means a Funding Source which at all times it is serving in such capacity has unsecured short-term debt ratings of A-1 from Standard & Poor's and P-1 from Moody's Investors Service, Inc. and is otherwise reasonably satisfactory to Purchaser.

         Section 1.2. Monthly Purchases. On the Closing Date and on or before two (2) Business Days prior to each succeeding Distribution Date until the occurrence of the Facility Termination Date, the Seller shall deliver to the Purchaser and Agent a Purchase Notice ("Purchase Notice") substantially in the form of Exhibit 1A hereto appropriately completed. The Purchase Notice shall specify the aggregate amount of funds which Seller desires Purchaser to make available to it to effectuate purchases of Receivable Interests hereunder during the Settlement Period ("Settlement Period Commitment") in which such Distribution Date occurs based on Seller's projections of the maximum Aggregate Capital likely to be outstanding during such Settlement Period. For purposes of calculating the Settlement Period Commitment, Seller shall include the Aggregate Capital of previously purchased Receivable Interests which are likely to have Outstanding Balances during such Settlement Period. Such Purchase Notice shall include the estimated purchase dates and anticipated Outstanding Balances of the Receivables in which Seller intends to offer Receivable Interests to Purchaser during such Settlement Period and the proposed Purchase Price, Discount Rate and Tranche Period for such Receivable Interests. Seller acknowledges and agrees that at no point during such Settlement Period may the Aggregate Capital outstanding exceed the Settlement Period Commitment as determined under this
Section 1.2. The request for a Settlement Period Commitment shall, except as expressly provided herein, be irrevocable and shall be in incremental amounts of $1,000,000. The amount of the requested Settlement Period Commitment may not exceed any of the amounts described in Section 1.1(c) above. Following receipt of a Purchase Notice, Agent will notify Purchaser thereof and Purchaser will determine (i) whether Purchaser can raise funds to purchase Receivable Interests in the amount of the requested Settlement Period Commitment through the issuance of Commercial Paper and the Discount Rate applicable thereto and (ii) whether the Purchase Price, duration of any proposed Tranche Period, the proposed Discount Rate, the requested amount of the Settlement Period Commitment or any other term or condition requested by the Seller in the Purchase Notice is unacceptable (and, if so, such terms, if any, as may be acceptable to Purchaser). Purchaser shall notify Agent and Agent in turn will promptly notify Seller of Purchaser's determination. The failure of Purchaser so to notify the Agent or of Agent to issue such notice to Seller on or before the Distribution Date shall automatically be deemed to constitute notice by Purchaser that it can raise the full amount requested and that it desires to



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make such purchase on the terms proposed by Seller. On the Distribution Date immediately following Agent's receipt of the Purchase Notice, provided the conditions set forth above and in Article III hereof have been satisfied, and subject to the prior payment of all Discount, Fees and other sums then due and payable to Purchaser hereunder, Purchaser and Agent shall (i) cause to be deposited into the Facility Account no later than 3:00 p.m. (Boston time) an amount equal to the Purchase Prices of each of the Receivable Interests which Purchaser is purchasing on such Distribution Date, and (ii) cause to be deposited in the Equalization Account an amount equal to the difference between the Settlement Period Commitment determined as provided above and the Aggregate Capital invested in Receivable Interests in Eligible Receivables having Outstanding Balances on the Distribution Date after giving effect to any purchases and deposits to or distributions from the Equalization Account on such date. The amount deposited in the Equalization Account shall be available for Reinvestment in new Receivables during the remainder of such Settlement Period in accordance with Section 1.6 hereof.

         Section 1.3. Selection of Tranche Periods and Discount Rates. Initially, the LIBO Rate shall be the sole Discount Rate which shall be applicable to purchases hereunder and a one-month, two month or three month LIBO Periods shall be the sole Tranche Periods permitted hereunder; provided, however, that Purchaser, in its sole and absolute discretion, may elect to make the CP Rate or alternative Tranche Periods available to Seller on a subsequent Distribution Date. If Purchaser elects to make the CP Rate or alternative Tranche Periods available to Seller, in each subsequent Purchase Notice the Seller may request the CP Rate or LIBO Rate as the Discount Rate or any available Tranche Period as the Tranche Period for determining the Discount Rate for a Settlement Period, provided, however, that Seller must select the same Tranche Period and Discount Rate for the full amount of the Settlement Period Commitment in effect for such Settlement Period. In the event Purchaser does not concur with the Discount Rate requested by Seller in any Purchase Notice, Purchaser shall select a Discount Rate for such period in its sole and absolute discretion. Any Tranche Period that commences before the Facility Termination Date which will otherwise end on a date occurring after the Facility Termination Date shall end on the Facility Termination Date and the duration of any Tranche Period that commences on or after the Termination Date shall be of such duration as shall be selected by Purchaser with the concurrence of the Agent. In addition, if a CP Disruption or LIBO Disruption shall have occurred and be continuing, Purchaser may, upon notice to the Seller, terminate any Tranche Period then in effect if Purchaser has directly or indirectly funded the Capital allocated to such Tranche Period by issuing Commercial Paper at the CP Rate or at the LIBO Rate, respectively. Seller expressly acknowledges that Purchaser shall only be obligated to make funds available for purchases hereunder or to purchase Receivable Interests hereunder to the extent that it is able to raise funds for such purpose through the issuance of Commercial Paper or by borrowing funds from third parties which have issued Commercial Paper and in the event of a CP Disruption or LIBO Disruption, Purchaser shall not make any additional purchases of Receivable Interests hereunder during the continuation of such CP Disruption or LIBO Disruption, as the case may be.

         Section 1.4. Percentage Evidenced by Receivable Interests. (a) The variable percentage represented by Purchaser's Receivable Interest shall be initially computed by the Agent on the date of purchase thereof. Thereafter, until its Liquidation Day, Purchaser's Receivable Interests shall be automatically re-computed (or deemed to be re-computed) by the Agent on each Business Day prior to its Liquidation Day. The variable percentage represented by the



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Receivable Interests as computed (or deemed re-computed) as of the close of business on the Business Day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

         (b) If the aggregate Receivable Interests would otherwise be reduced on any day on account of newly arising Collections or Receivables, Seller may prevent that reduction by notifying the Servicer and Agent on such day that the Net Receivables Balance for such Receivable Interests will include only the number or portion of new Eligible Receivables or Collections arising on such day as shall cause the percentage evidenced by such Receivable Interests to remain constant. The remainder of the Receivables, Collections or portion thereof arising on such day shall be treated as arising on the next succeeding Business Day; provided, however, that any such Collections shall be deposited or held in the Collection Account or Equalization Account until reinvested or distributed as provided in Section 1.6 hereof.

         Section 1.5.  [Intentionally Omitted]

         Section 1.6. Reinvestment/Non-Liquidation Settlement Procedures. On each Business Day prior to the Termination Date, the Servicer shall (a) out of all Collections on Receivables of the Seller received on such day or Deemed Collections received on such day pursuant to Section 1.8 hereof, set aside and hold in trust for Purchaser in the Discount Reserve Account an amount which, when added to the then current balance of such account shall be equal to the sum of, any accrued but unpaid Discount, any accrued but unpaid Fees then due pursuant to the Fee Letters and any accrued, but unpaid Servicer Fees accrued through such date, (b) set aside and hold in trust for Purchaser the amount of any Deemed Collections arising on such date pursuant to Section 1.8 hereof; and
(c) remit to Seller the remainder of such Collections for the daily transfer by the Seller to Purchaser together with any available funds in the Equalization Account, to the extent necessary to pay for the Purchase Price of newly arising Receivable Interests in Receivables not previously acquired by Purchaser hereunder, it being agreed that upon such remittance such Receivable Interests shall automatically become the property of Purchaser when arising or when the Seller acquires an interest in such new Receivables (each such transfer of a newly arising Receivable Interests being deemed a "Reinvestment"), provided, however, that each Reinvestment shall be subject to compliance with Section 1.1(c) and all other terms and conditions hereof. It is expressly understood that notwithstanding that the Purchase Price for each Reinvestment shall be based solely on the Outstanding Balance of Eligible Receivables, each Reinvestment shall automatically include the transfer of any and all Receivables (regardless of whether constituting Eligible Receivables) which Seller has acquired pursuant to the Receivables Sale Agreement or any Transfer Agreement with respect to which a Receivable Interest has not previously been granted to Purchaser hereunder, exclusive only of the Excluded Receivables. If, on any Business Day in which Collections are received or deemed received, Seller does not have a sufficient amount of newly arising Eligible Receivables to permit full Reinvestment of such Collections, the Servicer shall cause Collections in excess of the sum of (i) amounts available for Reinvestment on such date, (ii) amounts required to be set aside in the Discount Reserve Account for Discount, Fees accruing pursuant to the Fee Letters and for accrued but unpaid Servicer Fees and (iii) the Deemed Collection Amount then due to Purchaser and to be distributed to the following parties in the following priority:

         (i) to the Equalization Account, the amount, if any, necessary on any date to



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                  cause the amount on deposit therein plus the Aggregate Capital outstanding on such date to equal the Settlement Period Commitment then in effect, plus any additional sums necessary to avoid a Capital Excess; and

         (ii)     the remaining balance, if any, to Seller.

Funds deposited in the Equalization Account shall be available for Reinvestment in Receivable Interests in Receivables which arise during the remainder of the Settlement Period in which such funds are received subject to the terms and conditions hereof. To the extent that on any Distribution Date, a balance remains in the Equalization Account in excess of the amount required to be deposited in the Equalization Account on such Distribution Date pursuant to
Section 1.2 hereof or to avoid a Capital Excess, such balance shall be paid to Purchaser on such Distribution Date in reduction of the Aggregate Capital; provided, however, that Purchaser shall be given at least two (2) Business Days' written notice specifying the amount of such payment before any such payment is made. If on any date there exists a Capital Excess, the Seller shall immediately remit to the Equalization Account a payment in an amount sufficient to reduce such Capital Excess to zero, which payment shall be deemed to constitute a Collection hereunder and following such event, funds shall be paid to Purchaser on the immediately following Distribution Date in the amount of such payment and in reduction of Purchaser's Aggregate Capital

         Section 1.7. Liquidation Settlement Procedures. On the Liquidation Day of a Receivable Interest and on each day thereafter, Servicer (or Agent following the exercise of Purchaser's rights under Section 6.1 hereof) shall set aside and hold in the Equalization Account for Purchaser all Collections received on such day with respect to such Receivable Interest. On each Distribution Date occurring after the occurrence of such Liquidation Day, Servicer (or Agent) shall remit to Purchaser's account all amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 1.8 hereof prior to such date, until Purchaser has received an aggregate amount equal to the sum of (i) the accrued Yield Reserve due hereunder, (ii) all Fees payable pursuant to the Fee Letters and an amount sufficient to pay accrued Servicer Fees to the extent not subordinated hereunder, (iii) the Aggregate Capital of such Receivable Interests, and (iv) all other Aggregate Unpaids then owed hereunder by Seller to Purchaser with respect to such Receivable Interest. In the event that Agent has exercised its rights following the occurrence of a Termination Event under the last sentence of Section 6.2 hereof to direct that all Collections be remitted directly to Agent on a daily basis, all Collections shall be remitted to Agent on a daily basis together with any remaining amounts Seller is obligated to set aside pursuant to Section 1.8 hereof, for application against the Aggregate Unpaids until such time as the Aggregate Unpaids have been reduced to zero. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds first, to reimbursement of Purchaser's costs of collection and enforcement of this Agreement, second, in payment of all accrued but unpaid Discount for the Receivable Interests; third in payment of all fees payable pursuant to the Fee Letters and for the Servicer Fee, (to the extent not subordinated hereunder), fourth, in reduction of the Capital of the Receivable Interests, and fifth, in payment of all other amounts payable to Purchaser hereunder. Following the date on which the Aggregate Unpaids are reduced to zero, the Servicer (or Agent) shall be paid any accrued, but unpaid Servicer Fees due to it and thereafter, Servicer shall pay to Seller any remaining Collections set aside and held




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by the Servicer pursuant to this Section 1.7. The provisions of this Section 1.7 shall apply following the occurrence of the Liquidation Day of any Receivable Interests or any Facility Termination Date notwithstanding anything to the contrary in Section 1.6 hereof.


         Section 1.8. Deemed Collections. If on any day the Outstanding Balance of a Receivable in respect of a Receivable Interest held by Purchaser is either
(x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by Seller or other Dilution, or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If, on any day, any of the representations or warranties in Section 2.1(g), (q) or (t) is no longer true with respect to any Receivable in respect of a Receivable Interest held by Purchaser or was not true on the date of purchase hereunder, Seller shall be deemed to have received on such day a Collection of such Receivable in full. The Collection that Seller is deemed to have received pursuant to the immediately preceding two sentences is referred to as a "Deemed Collection" and the amount of the Deemed Collection is referred to as the "Deemed Collection Amount". The Net Receivables Balance of any Receivable Interest in which Seller is deemed to have received a Collection shall be deemed to have been immediately reduced as of the date of such Deemed Collection by the Deemed Collection Amount. If Seller receives any Collections or is deemed to receive Collections pursuant to this Section 1.8 or otherwise, the Seller shall immediately pay such Collections or Deemed Collection Amount to the Servicer from its own funds for distribution pursuant to Sections 1.6 and 1.7 hereof. If any Deemed Collection Amount is not so paid within two (2) Business Days following the date that Seller's obligation to pay it arises, Purchaser may direct the Agent to withdraw such amounts from future distributions on Collections otherwise due to Seller hereunder pursuant to Sections 1.6 and 1.7 hereof. If any Deemed Collection Amount has not been paid by the first Distribution Date occurring after Seller's obligation to pay them arises, Purchaser may direct the Agent to withdraw the Deemed Collection Amount from any balance on deposit in the Equalization Account or Collection Account otherwise due Sellers hereunder. The withdrawal of funds from the Equalization Account on account of the Seller's failure to remit any other Deemed Collection Amount shall not relieve Seller of its obligation to make immediate payment of any such amounts, or constitute a cure of a Termination Event existing on account of Seller's failure to make such payment.

         Section 1.9. Discount; Payments and Computations, Etc. (a) Discount shall accrue on the full balance of the Aggregate Capital, plus Settlement Period Excess in effect from time to time (regardless of the extent to which the Settlement Period Commitment is invested in Receivable Interests or deposited in the Equalization Account) at the applicable Discount Rate for each day occurring during the Tranche Period. On each Distribution Date Seller shall pay to Purchaser an amount equal to the accrued and unpaid Discount due for the prior Settlement Period. Such payment shall be made out of funds in the Discount Reserve Account, and by Seller directly if an insufficient amount has been deposited therein.

         (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller, TLC and TLC Multimedia shall be jointly and severally obligated to pay to Purchaser and the Agent, such Fees as are set forth in the Fee Letters (which Fees shall include, without limitation,



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all fees and costs payable by Purchaser to the Liquidity Banks pursuant to the
Liquidity Agreement) at the times set forth therein (the first payment of Fees shall be due on July 7, 1997) and subject to Section 7.3 hereof, the fees and expenses of Purchaser's and Agent's counsel in connection with the structuring, negotiation and drafting of the Transaction Documents and closing thereon. Seller shall promptly pay to Purchaser when they become due all amounts payable as Discount, all Fees, all amounts payable pursuant to Article VII, if any, all Servicer Fees and related costs, if any, payable pursuant to Section 5.6, and, within ten (10) days following notice thereof, any Early Collection Fee due pursuant to Section 7.6 hereof. If Seller fails to pay any amount when due hereunder, the Seller agrees to pay, on demand, the Default Fee in respect of the period from the date on which such amount was due until the date of payment thereof. In the event any amount due hereunder by Seller is not paid when due, Agent, at its option, may effectuate the payment thereof by withholding sums which would otherwise be distributed to Seller hereunder and paying such sums to Purchaser.

         (c) All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Boston time) on the day when due in immediately available funds to the appropriate account, or if such amounts are payable to Purchaser, to Purchaser's account at an institution to be designated by Purchaser until otherwise notified by Purchaser. Upon notice to the Seller, Purchaser may instruct Agent to debit the Facility Account, Equalization Account or Discount Reserve Account for all amounts due and payable to Purchaser or Agent hereunder. All computations of Discount and per annum fees hereunder and under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears on each Distribution Date. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

         Section 1.10.  [Intentionally Deleted.]

         Section 1.11. Intent of Parties. It is the intention of the parties hereto that the purchases of Receivable Interests to be made hereunder shall constitute a nonrecourse "sale of accounts," as such term is used in Article 9 of the Uniform Commercial Code. In the event, however, that a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan, the parties agree that, in such event, the purchases of Receivable Interests hereunder shall be treated as loans from Purchaser to the Seller secured by all of Seller's right, title and interest in all Receivables (whether or not constituting Eligible Receivables and whether or not a Receivable Interest therein is purchased by Purchaser hereunder but excluding all Excluded Receivables), all Related Security, Collections, all other monies due with respect to such Receivables, the Collection Account, Facility Account, Equalization Account and Discount Reserve Account and all sums or credits deposited therein or due to Seller therefrom, the Receivables Sale Agreement and Capital Contribution Agreement, and all proceeds of the foregoing of every nature, type or description (collectively, the "Collateral"). To secure payment of all Discount, Fees, Capital and all other Aggregate Unpaids due hereunder to Purchaser, including, but not limited to, Seller's indemnity obligations under
Article VII, the Seller hereby grants to Purchaser a security interest in all of its right, title and interest in and to the Collateral. Upon the occurrence of a Termination Event, Purchaser shall have, in addition to all other rights and remedies which it may have under this Agreement and applicable law, all other rights and



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remedies provided to a secured creditor after default under the UCC with respect to the Collateral, which rights and remedies shall be cumulative.

         Section 1.12. Accounts. The Equalization Account and Discount Reserve Account shall be assets of the Seller but shall each be a blocked account at Fleet to which Agent shall have access for the purposes described herein and which shall be subject to a blocked account agreement. Funds in the Equalization Account and Discount Reserve Account shall be invested in Permitted Investments by the Agent as directed by Seller. All realized interest or investment earnings on the Discount Reserve Account and Equalization Account shall remain as part of the respective account subject to release and application as provided hereunder.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 The Seller and where indicated TLC hereby represents and warrants to Purchaser that:

         (a) Corporate Existence and Power. Seller and TLC are each a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and each has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

         (b) No Conflict. The execution, delivery and performance by Seller of this Agreement and each other document to be delivered hereunder to which it is a party, and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it,
(iii) any material restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or TLC and the Consolidated Subsidiaries, which in the case of TLC and the Consolidated Subsidiaries would have a Material Adverse Effect on their assets or business taken as a whole, (except for those created hereunder or in any other Transaction Document to which Seller is a party); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other document to be executed and delivered by Seller hereunder on or prior to the Closing Date has been duly executed and delivered by Seller.

         (c) Governmental Authorization. Other than the filing of the financing statements required hereunder or required under the Deemed Collection Security Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller or TLC of this Agreement, any Collections Notice, any Transaction Document or any other document to be delivered by Seller or TLC hereunder.

         (d) Binding Effect. This Agreement, each Collections Notice and each Transaction Document to which Seller or TLC is a party constitutes the legal, valid and binding obligation of



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the Seller and TLC, as the case may be, enforceable against each such party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally and the availability of equitable remedies.

         (e) Accuracy of Information. All information heretofore furnished by Seller or TLC to Purchaser or Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Seller and TLC to the Purchaser or Agent will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (f) Use of Proceeds. No proceeds of any Purchase will be used by Seller
(i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (g) Good Title; Perfection. Immediately prior to each purchase by Purchaser hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto which is included in the Receivable Interests purchased by Purchaser hereunder, free and clear of any Adverse Claim, except as created by this Agreement or any other Transaction Document to which Seller is a party. This Agreement is effective to, and shall, upon each purchase of Receivable Interests purchased by Purchaser hereunder, transfer to Purchaser (and Purchaser shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising which is included in the Receivable Interests by Purchaser hereunder and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement or any other Transaction Document to which Seller is a party.

         (h) Places of Business. The principal places of business and chief executive office of Seller and TLC and the offices where the Seller and TLC keeps all their Records are located at the address(es) listed on Exhibit II or such other locations notified to Purchaser and Agent in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

         (i) Collection Banks; etc. Except as otherwise notified to Purchaser and Agent in accordance with Section 4.2(b), (i) Seller has instructed all Obligors to pay all Collections directly to a Collection Account at Fleet which shall be a lock-box account or a lock-box at a Collection Bank listed on Exhibit III, (ii) any proceeds from such lock-boxes shall be deposited directly by a Collection Bank into the Collection Account listed on Exhibit III, (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank, are listed on
Exhibit III. Seller has not granted any Person, other than Purchaser and Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection

Account at a future time or upon the occurrence of a future event.

         (j) Financial Statements, Material Adverse Effect. The April 5, 1997 unaudited consolidated financial statements of TLC and its Consolidated Subsidiaries heretofore furnished to Agent are complete and correct and fairly present the financial conditions of TLC and its Consolidated Subsidiaries and the results of their operations as of said date and for the period and periods stated, all in accordance with generally accepted accounting principles and priorities applied in a consistent basis ("GAAP"). Since April 5, 1997, no event has occurred which would have a Material Adverse Effect on Seller or on TLC and its Consolidated Subsidiaries taken as a whole.

         (k) Names. In the past five years, neither the Seller nor TLC has used any corporate names, trade names or assumed names other than those listed on
Exhibit II.

         (l) Credit and Collections Policy. Seller and TLC Multimedia have complied and will comply, in all material respects, with the Credit and Collection Policy in regard to each Receivable which is included in Receivable Interests transferred to Purchaser hereunder.

         (m) Solvency. Prior to and immediately after giving effect to this Agreement and the transactions contemplated by this Agreement including each purchase of Receivable Interests by Purchaser hereunder contemplated by this Agreement, each of Seller and TLC and its Consolidated Subsidiaries taken as a whole is and shall be Solvent.

         (n) Affiliate Obligors. Neither Seller nor TLC or any of its Consolidated Subsidiaries is a party to any contract for the servicing of the Receivables which are included within the Receivable Interests purchased by Purchaser hereunder, other than as expressly provided herein.

         (o) Other Sale Arrangements. Neither Seller, nor TLC nor any of its Consolidated Subsidiaries is a party to any contract to sell or transfer any of the Receivables which are included within the Receivable Interests purchased by Purchaser hereunder other than as provided hereunder.

         (p) Powers of Attorney. Neither Seller, TLC nor any of its Consolidated Subsidiaries has given any power of attorney (irrevocable or otherwise) to any party for any purpose relating to Seller's Receivables which are included within the Receivable Interest purchased by Purchaser hereunder except for any power of attorney granted to any service entity that files UCC financing statements on Seller's behalf and any power of attorney granted hereunder or any other Transaction Document to which Seller is a party.

         (q) Perfection. On or prior to the date hereof, all financing statements and other documents required to be recorded or filed and all actions necessary or advisable in order to perfect and protect the interests of Purchaser in the Receivable Interests purchased by Purchaser hereunder and all Related Security and Collections attributable thereto and all other Collateral against all creditors of and purchasers from Seller and in order to have perfected the liens granted under this Agreement by Seller to Purchaser in the Receivables which are included within the Receivable Interests purchased by Purchaser hereunder therein have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings, have been paid in full.

         (r) Accuracy of Information. All information provided by Seller and TLC to Purchaser, Agent or the Liquidity Banks in connection with itself, its business, its financial position or the transactions contemplated by this Agreement is true and correct in all material respects.

         (s) Eligible Receivable. Each Receivable with reference to which the Purchase Price to be paid by Purchaser for any Receivable Interests hereunder is calculated is an Eligible Receivable. Immediately preceding the consummation of any purchase hereunder, Seller is and shall be the owner of all of the Receivables with respect to which Receivable Interests are being conveyed to Purchaser (except for excluded Receivables) hereunder free and clear of any Adverse Claim except those created pursuant to the Transaction Documents or the Liquidity Agreement.

         (t) Financing Statements. No effective financing statement or other instruments similar in effect covering any Receivable, which are included within the Receivable Interests purchased by Purchaser hereunder, Related Security or Collections or any other Collateral with respect thereto shall at any time be on file in the recording office except those as may be filed in favor of Purchaser in accordance with this agreement or any other Transaction Document to which Seller is a party and except those listed in Schedule 2.1(t).

         (u)      ERISA.

                  (i) Employee Benefit Plans. Seller, each of its Subsidiaries and each of their respective ERISA Affiliates, are, and shall be, in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Benefit Plan, and shall have performed all their obligations under each Benefit Plan.

                  (ii) Each Benefit Plan has Unfunded Liabilities of less than $500,000, and the aggregate Unfunded Liabilities for all Benefit Plans do not equal or exceed $5,000,000. Each Benefit Plan complies in all material respects with all applicable requirements of law and regulations; no Reportable Event (as defined in Title IV of ERISA) has occurred with respect to any Benefit Plan (except with respect to transfers of assets made in accordance with applicable law and regulations); neither the Seller nor any of its ERISA Affiliates has withdrawn from any Multiemployer Plan or initiated steps, and no steps have been taken to terminate any Benefit Plan.

                  (iii) Each Benefit Plan which is intended to be qualified under Section 401(a) of the IRC as currently in effect has been determined by the IRS to be so qualified and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC as currently in effect, and neither the Seller nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan.

                  (iv) Neither the Seller nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of

ERISA.

                  (v) No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412 (a) of the IRC) whether or not waived.

                  (vi) Neither the Seller nor any ERISA Affiliate nor any fiduciary of any Benefit Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 Plan of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event.

                  (vii) Neither the Seller nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

                  (viii) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate. Since the date of each such Schedule B, there has been no adverse Change in the funding status or financial condition of the Benefit Plan relating to such Schedule B.

                  (ix) Neither the Seller nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan, (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan or (iii) failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment

                  (x) Neither the Seller nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

         Section 3.1. Conditions Precedent to Initial Purchase. The initial purchase of Receivable Interests under this Agreement is subject to the conditions precedent that Agent shall have received on or before the date of such purchase those documents listed on Schedule A hereto and all other conditions specified therein shall have been satisfied.

         Section 3.2. Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Receivable Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, the Servicer shall have delivered to Agent on or prior to the date that is two (2) days prior to such purchase, in form and substance reasonably satisfactory to Agent and Purchaser, all Monthly Reports as and when theretofore due under
Section 5.5 and a completed Daily Capital Report at least two (2) Business Days prior to such purchase; (b) on the date of each such purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by Seller and, where indicated, TLC that such statements are then true):

                  (i)      the representations and warranties set forth in
                           Article II shall be true, accurate and complete in every material respect on and as of the date of such purchase or Reinvestment as though made on and as of such date;

                  (ii) no event has occurred, or so far as Seller can reasonably foresee would result from such purchase or Reinvestment, that will constitute a Termination Event, and no event has occurred and is continuing, or as far as Seller can reasonably foresee would result from such purchase or Reinvestment, that would constitute a Potential Termination Event.

(c) the Aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit, no Capital Excess shall exist and the other requirements of
Section 1.1(c) shall have been met; and (d) Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

         Section 3.3. Conditions Precedent to the Addition of a Transferring Subsidiary. The addition of a Transferring Subsidiary is subject to the conditions precedent that Agent and Purchaser shall have received:

                  (a) A Transfer Agreement executed by the Seller and the respective Transferring Subsidiary;

                  (b) A copy of resolutions adopted by the Board of Directors of each Transferring Subsidiary approving the respective Transfer Agreement and the other documents to be delivered by it thereunder and the transactions contemplated thereby, certified by its Secretary or Assistant Secretary;

                  (c) The Certificate of Incorporation of each Transferring Subsidiary, certified by the Secretary of State of its respective jurisdiction of incorporation;

                  (d) Good Standing Certificates for the Transferring Subsidiary in the jurisdiction of its incorporation and such other jurisdictions as may be reasonably requested by the Agent;

                  (e) A certificate of the Secretary or Assistant Secretary of each Transferring Subsidiary certifying (i) the names and true signatures of the officers authorized on its behalf to sign the respective Transfer Agreement and the other documents to be delivered by it thereunder and hereunder (on which certificate Agent may conclusively rely until such time as Agent shall receive from Seller a revised certificate meeting the requirements of this subsection
(e)), that the Certificate of Incorporation of the Transferring Subsidiary delivered pursuant to subsection (c) above remains in full force and effect and has not been amended, supplemented or otherwise modified and (ii) a copy of such Transferring Subsidiary's by-laws;

                  (f) Acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the addition of the respective Transferring Subsidiary, naming such Transferring Subsidiary as the seller of Receivables and Related Security and the

Seller as purchaser, and Purchaser, as assignee of the Seller, or other, similar instruments or documents, as may be necessary or, in the opinion of Agent or Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Seller's (and, by assignment, the Purchaser's) ownership interests in all Receivables and Related Security in which an interest may be sold to the Seller under the respective Transfer Agreement;

                  (g) Acknowledgment copies of proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in the Receivables and Related Security previously granted by the Transferring Subsidiary;

                  (h) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party reasonably acceptable to the Agent), dated a date reasonably near to the date of the addition of the respective Transferring Subsidiary, listing all effective financing statements which name a Transferring Subsidiary (under its present name and any previous name held during the past five (5) years) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (f) above, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security and/or Collections in respect of any Receivables with respect to which Receivable Interests are being transferred to Purchaser hereunder, except (x) those filed pursuant to this Agreement, any of the Transaction Documents or any Transfer Agreement and (y) as otherwise agreed by the Agent);

                  (i) Lock-Box Agreements with the respective Collection Banks, each executed by the Seller and the Transferring Subsidiary and acknowledged and agreed to by the Collection Banks; and

                  (j) An opinion of counsel to the Transferring Subsidiary reasonably acceptable to Agent, in form and substance substantially similar to the opinion delivered by Seller in conjunction herewith and as to such other matters as the Agent or Purchaser may reasonably request.

                  (k) Such other information as Agent or Purchaser may reasonably request.

         Upon satisfaction of all the conditions in this Section 3.3, the Transferring Subsidiary shall be eligible to sell its Receivables to Seller and Seller may sell Receivable Interests therein to Purchaser hereunder.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller and where indicated, TLC, hereby covenants that:

         (a) Reporting. TLC will maintain, for itself and each of its Subsidiaries and Affiliates, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Agent, on behalf of Purchaser on a consolidated basis:

                  (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year audited by independent public accountants reasonably acceptable to Purchaser (the Purchaser acknowledges that TLC's present independent accountants are acceptable).

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each of its fiscal years, unaudited balance sheets as at the close of each such period and unaudited statements of income and retained earnings and an unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such period, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Seller's chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof generally to the shareholders of Seller, copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which TLC or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (vi) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                  (vii) Termination Event. As soon as possible and in any event within five (5) days after the Seller's learning of the occurrence of Termination Event or Potential Termination Event, the statement of the chief financial officer of the Seller setting forth reasonable details of such event and the action which the Seller was proposes to take with respect thereto.

                  (viii)  ERISA.

                  (A) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event as defined in Title IV of ERISA which could result in the imposition of any lien and which the Seller or any recent affiliate of the Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guarantee Corporation, or the U.S. Department of Labor which the Seller or any ERISA Affiliate of the Seller receives from such agencies.

                  (B) within ten (10) Business Days after the Seller or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the Chief Financial Officer of the Seller describing such Termination Event and the action, if any, which the Seller or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Department of Labor, PBGC or the Internal Revenue Service with respect thereto;

                  (C) within ten (10) Business Days after the Seller or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the IRC) has occurred, a statement of the chief financial officer of such Seller describing such transaction and the action which the Seller or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (D) within three (3) Business, Days after the filing thereof with Department of Labor, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (E) within three (3) Business Days after receipt by the Seller or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multi-employer Plan, copies of each such report;

                  (F) within three (3) Business Days after the filing thereof with the Internal Revenue Servicer, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Seller or any ERISA Affiliate with respect to such request;

                  (G) within three (3) Business Days after the occurrence thereof, notification of any increases in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Seller or any ERISA Affiliate was not previously contributing;

                  (H) within three (3) Business Days after receipt by the Seller or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (I) within three (3) Business Days after receipt by the Seller or any ERISA Affiliate of any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the IRC, copies of each such letter;

                  (J) within three (3) Business Days after receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (K) within three (3) Business Days after the Seller or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or payment, a notification of such failure; and

                  (L) within three (3) Business Days after the Seller or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         For purposes of this Section 4.2(a), the Seller and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Seller or any ERISA Affiliate is the plan sponsor.

                  (ix) Other Reports. Promptly from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise of the Seller or TLC as Purchaser may from time to time reasonably request in order to protect the interests of Purchaser under or as contemplated by this Agreement.

         (b) Notices. The Seller will notify Purchaser and Agent in writing of any of the following affecting Seller, TLC, or TLC Multimedia thereof promptly following Seller's learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Servicer Defaults or Potential Servicer Defaults. The occurrence of a Servicer Default or Potential Servicer Default, by a statement of the chief financial officer of Seller.

                  (ii) Judgment. The entry of any judgment or decree against the Seller, TLC or TLC Multimedia if the aggregate amount of all judgments and decrees then outstanding against the Seller, TLC or TLC Multimedia exceeds $5,000,000.

                  (iii) Defaults. Copies of any written notice of a default or acceleration of any Indebtedness owed by Seller , TLC Multimedia or TLC in the amount of more than $5,000,000.00.

         (c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

         (d) Audits. Seller and TLC will furnish to Agent and/or Purchaser from time to time such information with respect to Seller or TLC and the Receivables included in the Receivable Interests purchased by Purchaser hereunder as Agent or Purchaser may reasonably request. The Seller and TLC shall, from time to time during regular business hours as requested by Agent or Purchaser upon reasonable notice (but prior to a Termination Event or Potential Termination Event, no more than once in each fiscal year of TLC), permit Agent or Purchaser, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, TLC or its Consolidated Subsidiaries relating to Receivables and the Related Security in respect of which Receivable Interests have been purchased by Purchaser hereunder, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of Seller, TLC or its Consolidated Subsidiaries for the sole purpose of examining such materials described in clause (i) above, and to discuss with Seller or TLC matters relating to their financial condition or the Receivables and the Related Security or Seller's performance hereunder or Seller's performance under the Contracts with any of the officers or employees of Seller or TLC having knowledge of such matters. The cost of any such audit or inspection shall be borne by Seller and be part of the Aggregate Unpaids. The Parties agree that the first such audit will be performed on or before August 31, 1997.

         (e) Keeping and Marking of Records and Books.

                  (i) Seller and TLC Multimedia will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in respect of which Receivable Interests have been purchased by Purchaser hereunder in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each such existing Receivable). Seller and TLC and its Consolidated Subsidiaries will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Seller and TLC Multimedia will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables in respect of which Receivable Interests have been purchased by Purchaser hereunder with a legend, reasonably acceptable to Purchaser, describing the Receivable Interests.

         (f) Credit and Collection Policy. Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Except as provided in Section 5.2(c), the Seller will not extend, amend or otherwise modify the terms of any such Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy. Seller will pay when due any taxes payable in connection with the Receivables arising in respect of the period when an Affiliate of the Seller holds such Receivables.

         (g) Remittance of Collections. Seller and Servicer will instruct all Obligors to cause all Collections to be deposited directly into a designated lockbox account at a Collection Bank or such other account as Agent may designate and if Seller shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to Section 1.8 hereof), the Seller shall remit such Collections to the Collection Account within one (1) Business Day following Seller's receipt thereof.

         (h) Posting Collections and Receivables. Seller shall instruct the Servicer to apply all Collections to the applicable Receivables and reflect such Collections following the earliest date on which such Collections are deposited in the Collection Account or otherwise received by Purchaser.

         (i) Segregation of Collections. Seller shall prevent the deposit of any funds other than

Collections with respect of Receivables with respect to which Purchaser has purchased a Receivable Interest into the Collection Account and to the extent any such funds are nonetheless deposited into the Collection Account, promptly identify any such funds and to segregate and remit them to the owners thereof.


         Section 4.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller and where indicated, TLC, hereby covenants that:

         (a) Name Change, Offices, Records and Books of Accounts. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Agent at least 45 days' prior notice thereof and (ii) delivered to Agent all financing statements, instruments and other documents reasonably requested by Agent in connection with such change or relocation.

         (b) Change in Payment Instructions to Obligors. Seller will not add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to Seller or payments to be made to any Collection Account or Collection Bank, unless Purchaser shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, an executed lockbox account agreement from, and executed copies of a Collection Notice to, the Collection Bank; provided, however, that Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

         (c) [Intentionally Deleted]

         (d) Adverse Claims. Except as otherwise provided herein, in any Transaction Document or in the Liquidity Agreement, Seller shall not (i) assign, by operation of law or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Receivables included in the Receivable Interests purchased by Purchaser hereunder, Related Security or Collections or any of the other Collateral; (ii) merge with or into, consolidate with or into, any other Person; or (iii) convey, transfer, lease or otherwise disposed of (whether in one transaction, or in a series of transactions), all or substantially all of its assets whether now owned or hereafter acquired to any other Person.

         (e)  Special Business Purpose.  Seller shall not:

                  (i) engage in any business or activity other than in connection with, or relating to or the carrying out of the activities described in this Agreement, the Liquidity Agreement, the Credit Agreement, the Receivables Sale Agreement or other Transaction Documents;

                  (ii) merge or consolidate with or convey or transfer its properties and assets substantially as an entirety to any Person;

                  (iii) institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Seller or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its indebtedness generally as they become due, or take any corporate action in furtherance of any such action, without, in each case, the unanimous consent of its board of directors, which consent must include the consent of any Independent Director(s) (as defined in Seller's Certificate of Incorporation);

                  (v) guarantee the obligations of TLC, TLC Multimedia or any of TLC's Consolidated Subsidiaries or except as permitted under its Certificate of Incorporation as of the date hereof, advance funds to, or accept funds from, TLC and its Consolidated Subsidiaries the payment of expenses;

                  (vi) act as an agent of TLC or any of TLC's Consolidated Subsidiaries in any capacity;

                  (vii) have any Affiliate that is controlled by Seller.

                  (viii) fail, at all times, to have at least one of the directors of Seller, be an Independent Director (as defined in Seller's Certificate of Incorporation).

         (f) Seller shall not fail to maintain separate corporate records and books of account from those of TLC and its Consolidated Subsidiaries or any other Person and Seller shall not commingle its funds or other assets with those of any other Person.

         (g) Seller shall not fail to hold appropriate meetings of its Board of Directors and stockholders, or take actions by unanimous written consent if permitted by applicable law, to authorize Seller's corporate actions.

         (h) Seller shall not at any time fail to hold itself out to the public, under Seller's own name, as a separate and distinct entity from TLC and its Consolidated Subsidiaries.

         (i) Seller shall not (i) declare or pay any dividend or other distribution with respect to its capital stock, (ii) make any payment on account of the purchase, redemption or other acquisition or retirement of its capital stock or any warrant, option or other right to acquire any such capital stock, or (iii) either directly or indirectly, pay or deliver or commit to pay or deliver any monies or assets to TLC or any other Consolidated Subsidiary whether in cash or other property of Seller, if the effect thereof would be to leave Seller inadequately capitalized to conduct its business as then being conducted or would cause Seller not to have positive net worth or otherwise prevent Seller from being Solvent.

         (j) Except as contemplated hereunder, or pursuant to this Agreement, Liquidity Agreement, the Receivables Sale Agreement, Capital Contribution Agreement or any other Transaction Document, Seller shall not engage in business transactions with any Affiliate unless it is approved by Seller's Board of Directors (including approval by any Independent Director(s)) as a transaction with terms and conditions available at the time to Seller at least as favorable to Seller as for comparable transactions on an arm's length basis with unaffiliated persons and entities.

         (k) Seller shall not fail to operate its business and maintain its separate corporate existence in a manner so that Seller will not be substantively consolidated with TLC, or any of its Consolidated Subsidiaries and Seller's separate existence disregarded in the event of insolvency proceedings of TLC or any of its Consolidated Subsidiaries.

         (l) Seller shall not fail at all times to cause its certificate of incorporation to provide that Seller's activities and business are limited to the transactions contemplated by this Agreement, the Liquidity Agreement, Receivables Sale Agreement and Credit Agreement and activities incidental thereto.

         (m) TLC shall not at any time fail to cause the consolidated financial statements of TLC, the Seller or TLC Multimedia to reflect the separate corporate existence of Seller. In the event Seller is included in the consolidated financial statements filed by TLC or TLC Multimedia, such statements shall include a note providing that Seller is a separate entity with its own assets and creditors and that the Receivables have been sold to Seller.

         (n) Seller shall not fail to cause all of its business correspondence to reflect that business is being conducted in Seller's own name.


                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

         Section 5.1. Designation of Servicer. The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 5.1. TLC Multimedia is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. Purchaser may at any time designate as Servicer any Person to succeed TLC Multimedia or any Successor Servicer after the occurrence of a Servicer Default.

         Section 5.2.  Duties of Servicer.

         (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the Credit and Collection Policy.

         (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside and hold in trust for the account of the Seller and Purchaser all the Collections of Receivables in accordance herewith. The Servicer shall upon the request of Purchaser or Agent, segregate, in a manner reasonably acceptable to Purchaser and Agent, all cash, checks and other instruments received by the Servicer from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 1.6, 1.7 and 6.2 hereof. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for Purchaser on the first Business Day following receipt by Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

         (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize the collection thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of Purchaser under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence of a Servicer Default or Termination Event, Agent shall have the absolute and unlimited right to direct Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security. Servicer may make the above-described adjustments to the Outstanding Balances of Receivables only with the consent of Agent or Purchaser, such consent to not be unreasonably withheld or delayed.

         (d) Servicer shall hold in trust and as bailee for Purchaser and Seller in accordance with their respective Receivable Interests, all Records that evidence or relate to the Receivables, as well as the other Related Security that is otherwise necessary or desirable to collect the Receivables, and shall, as soon as practicable upon demand of Agent, deliver or make available to Agent on behalf of Purchaser, all such Records and Related Security, at a place selected by Agent.

         (e) Except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by Purchaser, any payment by an Obligor in respect of any Indebtedness owed by it to the Seller shall be applied as a Collection of any such Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.

         Section 5.3. Collection Notices. Agent, upon request from Purchaser, is authorized at any time to date and to deliver to the Collection Banks, the Collection Notices. Seller hereby transfers to Purchaser, effective when Purchaser delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Notice shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes Purchaser, and agrees that Purchaser shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables in respect in which Receivable Interests have been purchased by Purchaser hereunder, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of such Receivables to come into the possession of Purchaser rather than the Seller.

         Section 5.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by Purchaser or Agent of their rights hereunder shall not release Servicer or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither Agent nor Purchaser shall have any obligation or liability with respect to any such Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller thereunder.

         Section 5.5. Reports. At least two (2) Business Days prior to each Distribution Date, the Servicer shall prepare and forward to Agent (i) a Monthly Report for the immediately preceding fiscal month and (ii) a listing by Obligor of all Receivables in which Seller has an interest (regardless of whether Purchaser has a Receivable Interest therein or such Receivable is an Eligible Receivable) as of the last day of the preceding fiscal month together with an aging of such Receivables. On each Business Day, Servicer shall provide the Agent with a Daily Capital Report as of the close of the preceding Business Day summarizing the amount of Collections on the prior Business Day, the outstanding balance of Receivable Interests as of commencement of business on such date, the balance of funds on deposit in the Collection Account, Equalization Account and Discount Reserve Account as of the close of business on the prior Business Day and identifying new Eligible Receivables designated for purchase or Reinvestment on such date, and any Dilution or Charge Off, which occurred on the immediately prior Business Day.

         Section 5.6. Servicer Fee. In consideration of the services to be provided hereunder, Servicer shall receive a fee equal to one (1) % of the average Aggregate Capital invested in Receivable Interests during each Settlement Period. Such fee shall be due and payable on the Distribution Date following the end of a Settlement Period; provided, however, that so long as TLC Multimedia is the Servicer hereunder, payment of the Servicer Fee shall be subordinated to the prior payment in full of all amounts due and payable to Purchaser hereunder. Any Servicer Fees so subordinated shall be deferred until the payment in full of all amounts then currently due and payable to Purchaser hereunder.

         Section 5.7. Representations and Warranties of Servicer. Servicer hereby represents and warrants to the Purchaser and Agent that:

         (a) Organization and Good Standing. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as presently conducted.

         (b) Due Qualification. Servicer is qualified to do business as a foreign corporation and is in good standing and has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or obtain such licenses and approvals would not, in the aggregate, materially and adversely affect the ability of Servicer to perform its obligations under this Agreement.

         (c) Power and Authority. Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by Servicer by all necessary corporate action.

         (d) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, or require any consent or approval under (as applicable) the certificate of incorporation or by-laws of Servicer or any material term of any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it is bound, or result in the creation or imposition of any material Lien upon any of its material properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument or violate any law or any order, rule or regulation applicable to Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Servicer or any of its material properties which would have a material adverse effect on the ability of Servicer to comply with the terms of this Agreement.

         (e) Binding Obligation. This Agreement has been duly and validly authorized, executed and delivered by Servicer and constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or limiting creditors' rights generally and the availability of equitable remedies.

         (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Servicer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability of, this Agreement.

         (g) Principal Place of Business. Servicer's principal place of business and chief executive office is in Cambridge, Massachusetts.

         (h) Course of Business. The servicing of the Receivables owned by Seller as contemplated by this Agreement is in the ordinary course of business of Servicer.

         (i) [Intentionally Deleted]

         (j) Liabilities. Servicer did not have, on the dates referenced in
Section 2.1(j), any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated lawsuits from any unfavorable commitments except as referred to or reflected or provided for in the financial statements as of said dates. Since April 5, 1997, there has been no change or event which has had or so far as Servicer can reasonably foresee, would have a material adverse effect on the assets, liabilities, financial condition, business or operations of Servicer or the ability of Servicer to perform its obligations under this Agreement.

         (k) Information. Without limiting or qualifying any of the preceding representations or warranties of Servicer, all written information heretofore furnished by or made available to Agent or Purchaser by Servicer and the other parties hereto for purposes of or in connection with this Agreement was true and correct in all material respects on the date which such information was stated or certified.

         Section 5.8 Covenants of Servicer. Servicer hereby covenants that:


         (a) Computer Files. Servicer will, at its own cost and expense, (i) retain as a master computerized record of the Receivables of the Seller and (ii) mark all physical Records of the Receivables of the Seller to the effect that as to the Receivables listed thereon TLC Multimedia has sold and assigned all of its right, title and interest therein to Seller.

         (b) Safekeeping. While so acting as a custodian, Servicer will act with reasonable care, using that degree of skill and care consistent with the highest degree of skill and care that Servicer exercises with respect to all comparable contracts that Servicer services for itself or others. Servicer will promptly report to Agent any failure on its part to hold the Receivables of the Seller and maintain its accounts, records and computer systems as herein provided and will promptly take appropriate action to remedy any such failure. Except as otherwise expressly provided herein, nothing herein shall be deemed to require an initial or periodic review by Agent or Purchaser of the Records.

         (c)      Indemnification.

                  (i) In any suit, proceeding or action brought by Purchaser for any sum owing with respect to a Receivable of the Seller, Servicer shall save, indemnify and keep Purchaser and Agent, and their respective officers, directors, employees and agents harmless from and against all costs, expense, losses, liabilities and damages (including, without limitation, reasonable out-of-pocket attorneys' fees, related disbursements and costs of court) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under such Receivable to the extent, but only to the extent, that the same arises out of a breach by Servicer or its agents of any obligation under such Receivable or to the extent, but only to the extent, that the same arises out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from Servicer, and all such obligations of Servicer shall be and remain enforceable against and only against Servicer and shall not be enforceable against Purchaser or Agent.

                  (ii) Servicer hereby agrees to defend and indemnify Purchaser and the Agent and their respective officers, directors, employees and agents against all costs, expenses, losses, liabilities and damages (including, without limitation, reasonable attorneys' fees, related disbursements and costs of court) in respect of the breach by Servicer of any of its obligations under this Agreement or any action taken by Servicer, or failure to take any action by Servicer (in each case excepting actions or omissions taken at the express request or direction of Purchaser or Agent), relative to any Receivable of the Seller or arising out of any proven failure of compliance of any Receivable of the Seller with applicable law or regulation of any governmental authority or as the result of any improper act or omission relating to the custody by Servicer of those Records from time to time delivered to Servicer or otherwise arising out of or incurred in connection with the transactions contemplated herein.

         (d) Compliance with Law. Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Receivables of the Seller or Collateral or any part thereof; provided, however, that Servicer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not adversely affect the rights of Agent or Purchaser.

         (e) Preservation of Interest. Servicer shall execute and file (or cause to be executed and filed) such financing statements, continuation statements and any other documents requested by Agent or Purchaser or that may be required by law to fully preserve and protect the interest of Purchaser hereunder in and to the Receivable Interests, in each case consistent with the other terms and provisions of this Agreement.

         (f) Obligations with Respect to Contracts. Servicer will ensure the due fulfillment and comply, in all material respects, with all obligations that are required, pursuant to the terms of the Contracts related to the Receivables of the Seller, to be performed before or after such Receivables are assigned to Purchaser, and Servicer and will do nothing to impair the rights of Purchaser therein. Servicer will perform such obligations under and will not change or modify the Contracts, except to the extent expressly permitted pursuant to the terms of this Agreement or any other Transaction Document. No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by Purchaser or Agent under or as a result of this Agreement or the transactions contemplated hereby, all of the same being hereby expressly disclaimed.

         (g) Servicer's Employees and Fidelity Bond. Servicer agrees to indemnify, defend and protect Purchaser and Agent from and against, and assumes all liabilities and obligations relating to, all costs, expenses, losses, damages, claims or other liabilities arising out of or relating to the theft or embezzlement of any funds relating to the Records by Servicer's employees and agents. Without limiting the foregoing, Servicer shall maintain, at its own expense, a blanket fidelity bond in an amount of at least $2,000,000, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of Servicer in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond shall protect Servicer against losses, including forgery, theft, embezzlement, and fraud, of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional servicers. No provision of this Section 5.8(g) requiring such fidelity bond shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement. Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and, by the terms of such fidelity bond, the coverage afforded thereunder extends to Servicer. Servicer shall cause each and every sub-servicer for it to maintain a fidelity bond which would meet such requirements. Upon request of Purchaser or Agent, Servicer shall cause to be delivered to Purchaser a certification evidencing coverage under such fidelity bond. Any such fidelity bond shall not be canceled or modified in a materially adverse manner without ten days' prior written notice to Purchaser and Agent.

         Section 5.9 Merger or Consolidation of, or Assumption of the Obligations of,

Servicer. Servicer shall not consolidate with or merge into any other corporation or other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless: the resulting entity formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Purchaser in form reasonably satisfactory to Purchaser, the performance of every covenant and obligation of Servicer hereunder.

         Section 5.10 Servicer Not To Resign. Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is or becomes impermissible under applicable law, and (b) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under applicable law. No Servicer resignation shall become effective until a successor servicer shall have been designated by the Agent and assumed the responsibilities and obligations of Servicer.

         Section 5.11 Access to Certain Documentation and Information Regarding Receivables. Servicer shall provide to Purchaser and the Agent and any accounting firm performing an audit pursuant to Section 4.1(d) access to the documentation and financial records regarding the Receivables, such access to be afforded without charge but only (a) upon reasonable request by Agent or Purchaser or such accounting firm, (b) during normal business hours, (c) subject to Servicer's normal security and confidentiality procedures and (d) at offices in the continental United States designated by Servicer. Nothing in this Section
5.11 shall derogate from the obligation of Seller, Servicer or any such accounting firm to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 5.11.


                                   ARTICLE VI
                                SERVICER DEFAULTS

         Section 6.1 The occurrence of any one or more of the following events shall constitute a Servicer Default:

         (a) Servicer shall fail (i) to make or remit any payment or deposit required hereunder, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) and any such failure under clause (i) or clause (ii) shall remain unremedied for ten (10) days after receipt of notice from Agent or Purchaser specifying such failure.

         (b) Any material representation, warranty, certification or statement made by the Seller or the Servicer in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect, in any material respect when made or deemed made.

         (c) Failure of the Servicer or TLC or any of its Consolidated Subsidiaries to pay any

Indebtedness to Fleet or an Affiliate thereof of more than $100,000 when due; or the default by the Servicer or TLC or any of its Consolidated Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit Fleet as the holder or a holder of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Servicer or TLC or any of its Consolidated Subsidiaries of more than $100,000 to Fleet shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

         (d)(i) The Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer or any of its Affiliates seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) the Servicer shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (d); provided, however, that a Servicer Default shall only be deemed to have occurred with respect to any of the above-described proceedings which are initiated involuntarily against Servicer if such proceeding is not dismissed within sixty (60) days of the date when initiated.

         (e) The Seller's, TLC or TLC Multimedia's receipt of written notice of any Indebtedness due to any party other than Fleet that any Indebtedness of more than $5,000,000 due to such party has been accelerated on account of a failure to pay such Indebtedness when due or occurrence of any other default thereunder continuing beyond any applicable grace period; provided, however, a Servicer Default shall not be deemed to have occurred if the Indebtedness so accelerated is the subject of a bona fide dispute and diligent efforts are being made to resolve such dispute.

         (f) The Purchaser shall declare the Facility Termination Date to have occurred following the occurrence of a Termination Event pursuant to Section 6.2(a), (b), (c), (d), (e) or (f) hereof.

         (g) There shall occur any material adverse change in the financial condition or operations of Servicer from and after the date hereof or there shall have occurred any event which materially and adversely affects Servicer's ability to perform its servicing obligations hereof.

Then, so long as such Servicer Default shall continue and not have been remedied, the Agent, by notice thereof given in writing to Servicer, may terminate all of the rights and obligations of Servicer as "Servicer" hereunder. Upon receipt by Servicer of such notice of termination, all authority and power of Servicer under this Agreement shall immediately cease and Agent shall be authorized and empowered to arrange for appointment of a successor Servicer ("Successor Servicer"), after consulting with Purchaser. Such successor Servicer shall be paid a reasonable Servicer Fee out of the Collections consistent with market rates charged by third party servicers of such assets at such time, the payment of which fees shall have priority over any payments due to Seller hereunder. The Servicer agrees that upon the occurrence of a Servicer Default, at its own expense, it shall promptly transfer all of the Records relating to Receivables to Agent or the

Person designated as Successor Servicer by Agent including, but not limited to, all Records embodied in electronic media, in such electronic form as Purchaser or any Successor Servicer may reasonably request.

         Section 6.2 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) A Servicer Default shall occur;

         (b) Seller shall fail to remit or cause to be remitted, to Purchaser or Servicer on Purchaser's behalf, any Collections at the time specified herein, or fail to remit, deposit or pay any other amounts required to be remitted, deposited or paid by Seller hereunder for a period of ten (10) Business Days after the date when due under this Agreement;

         (c) Seller shall fail duly to observe or perform in any material respect any of the other covenants or agreements of Seller set forth in this Agreement or any Transaction Document, which failure shall continue unremedied for a period of ten (10) days following receipt of notice thereof from Agent or Purchaser specifying such failure;

         (d) Any material representation, warranty, certification, or statement made by the Seller as required by this Agreement or any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made;

         (e) TLC, TLC Multimedia or TLC Properties, Inc. shall be in default under any of the Deemed Collection Guaranties or any of the Deemed Collection Security Documents;

         (f) (A) The Seller, TLC or any Transferring Subsidiary shall generally not pay its debts such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, TLC or any Transferring Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, or winding up, reorganization, arrangement, adjustment, protection, relief for composition of it or its debts of any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order or the appointment of a receiver, trustee or other similar official for it or any of its property or (B) the Seller, TLC or any Transferring Subsidiary shall take any corporate action to authorize any action set forth in clause (A) above in this subsection (g); provided, however, that a Termination Event shall only be deemed to have occurred with respect to any of the above-described proceedings which are initiated involuntarily against Seller, TLC or Transferring Subsidiary if such proceeding is not dismissed within sixty (60) days of the date when initiated.

         (g) Any purchase of a Receivable Interest shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected undivided ownership interest or security interest, to the extent of such Receivable Interest in such Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claims or this Agreement shall for any reason cease to evidence the transfer to Purchaser of legal and equitable title to or a first priority, perfected security interest in an undivided percentage interest in the Receivables, Related Security and Collections to the extent of the Receivable Interest purchased by Purchaser from time to time;

         (h) There shall exist a Capital Excess as of the opening of business on any day prior to the Termination Date and Seller shall fail to cure such Capital Excess by making any payment as required by Section 1.8 hereof by the time specified therein;

         (i) There shall occur any Material Adverse Change in the financial conditions or operations of TLC and its Consolidated Subsidiaries, taken as a whole or any Transferring Subsidiary on a consolidated basis from and after the date hereof or there shall have occurred any event which materially adversely affects the collectability of the Receivables and there shall have occurred any other event which materially adversely affects the ability of the Seller to collect the Receivables or the ability of the Seller to perform hereunder;

         (j) As at the end of any fiscal month, the Delinquency Ratio shall exceed ten percent (10%) for such period;

         (k) As at the end of any fiscal month, the Dilution Ratio shall exceed twenty-two percent (22%%) for such period;

         (l) As at the end of any fiscal month, the average Dilution Ratio for the three (3) month period ended as of the end of such fiscal month shall exceed eighteen percent (18%);

         (m) As at the end of any fiscal month, the Default Ratio shall exceed ten percent (10%) for such period;

         (n) A Change in Control shall occur;

         (o) The Liquidity Agreement shall have terminated or not been renewed or extended and no replacement facility therefor arranged by the effective date of such termination;

then, in any such event, Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred in which event the Liquidation Day of each Receivable Interest held by Purchaser hereunder shall also be deemed to have occurred, except that, in the case of any event described in Section 6.2(f) or 6.1(d) above, the Facility Termination Date shall occur automatically upon the occurrence of such event. Following the occurrence of the Facility Termination Date, Purchaser shall have no further obligation to purchase additional Receivable Interests hereunder, the Liquidation Settlement Procedures in Section 1.7 hereof shall be applicable to all subsequent Collections and in addition to all other rights and remedies under this Agreement or otherwise, Agent, on Purchaser's behalf, may exercise all other rights and remedies provided to a secured creditor upon a default under the UCC, and under any and all other applicable laws with respect to the Collateral, which rights and remedies shall be cumulative. Without limitation of the generality of the foregoing, upon the occurrence of a Termination Event, by ten (10) days' prior notice to the Seller and Servicer, Agent may direct that all subsequent Collections be remitted directly to Agent on the date received by the Collection Banks or Servicer for immediate application against the Aggregate Unpaids as provided in Section 1.7 hereof and that all sums on deposit in Equalization Account, Collection Account, and Discount Reserve Account] be immediately transferred to Purchaser for application against the Aggregate Unpaids as provided in Section 1.7 hereof.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.1. Indemnities by Seller. Without limiting any other rights which Agent or Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify Agent or Purchaser and their officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them to the extent, but only to the extent, that such Indemnified Amounts arose out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Purchaser of an interest in the Receivables, excluding, however:

                  (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;


provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of Purchaser or Agent to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify Purchaser or Agent for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or Servicer) to the extent, but only to the extent, that such Indemnified Amounts) relate to or result from:

                       (i) any representation or warranty made by Seller or
                           Servicer (or any officers of the Seller or the Servicer) under or in connection with this Agreement, any Monthly Report, Daily Capital Report or any other information or report delivered by Seller or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                      (ii) the failure by the Seller or the Servicer to
                           comply in any material respect with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any such Receivable or Contract included therein with any such applicable law, rule or regulation;

               (iii) any material failure of Seller or Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

               (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any losses in respect of the insolvency or lack of creditworthiness of the Obligor ) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;


               (vii) any investigation, litigation or proceeding to the extent, but only to the extent, the same relates to or arises from this Agreement, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty from any legal action, suit or proceeding; and

               (ix)        any Servicer Default or Termination Event

notwithstanding anything contained in this Agreement or any other Transaction Documents to the contrary, it is expressly agreed and understood by the parties
(i) that no indemnification provision herein is intended to constitute a guarantee of the collectibility or payment of the Receivables or Receivable Interests sold hereunder and (ii) that nothing in any such provisions shall require Seller or Servicer or any Affiliate thereof to indemnify any indemnitee for damages, losses, claims or liabilities or related costs or expenses resulting from such indemnitee's gross negligence or willful misconduct.

         Section 7.2. Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by Purchaser, the Seller shall pay to Purchaser, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

         Section 7.3. Other Costs and Expenses. Seller shall pay to Purchaser or Agent on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Purchaser's or Agent's auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for Purchaser or Agent (which such counsel may be employees of Purchaser's administrative agent) with respect thereto and with respect to advising Purchaser as to its rights and remedies under this Agreement. The Seller shall pay to Purchaser or Agent on demand any and all reasonable out-of-pocket costs and expenses of Purchaser or Agent, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default. The parties agree that Seller's liability for Purchaser's and Agent's counsel fees (inclusive of expenses) for the structuring, negotiation and preparation of this Agreement and the Transaction Documents contemplated hereby shall not exceed $100,000.

         Section 7.4. [Intentionally Deleted]

         Section 7.5. Taxes. Any and all payments and deposits to be required to be made hereunder or under any other instrument delivered hereunder by the Seller and/or the Servicer to or for the benefit of Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, impose, deductions, charges or withholdings, and all liabilities with respect thereto, excluding the income taxes that are imposed by the United States and income and franchise taxes that are imposed on Purchaser by any state or any political subdivision thereof. If Seller and/or Servicer shall be required by law to deduct any taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of Purchaser (i) such sums shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 7.5) the amount received by Purchaser or otherwise deposited hereunder or under such instrument shall be equal to the sum which would have been so received or deposited had no such deduction been made, (ii) the Seller or Servicer (as appropriate) shall make such deduction and (iii) the Seller or Servicer (as appropriate) shall pay the full amount deducted to the relevant taxing authority or other authority according to applicable law. In addition, the Seller agrees to pay any present or future stamps, sales, documentary, excise or property taxes or any other taxes, fees, charges or other levies payable, or determined to be payable, in connection with the execution, delivery, filing, recording or registration or otherwise in respect to this Agreement or any other agreement, instrument or document delivered hereunder or thereunder and agrees to indemnify Purchaser against any liabilities with respect to or resulting from any delay in paying or the omission to pay such taxes, fees, charges or other levies. If, in connection with the Liquidity Agreement or any other document providing liquidity support, credit enhancement or other similar support in connection with this Agreement or the funding or maintenance of Receivable Interest hereunder, Purchaser is required to compensate the Liquidity Banks or any similar liquidity providers in respect of taxes, other costs or increased costs similar to those described in Sections 7.2, 7.3 and 7.5 hereof, then, within ten (10) Business Days after demand made by Purchaser to Seller following any demand therefor by any such Liquidity Banks, the Seller shall pay to the affected party such additional amount or amounts as may be necessary to pay the amounts due or to otherwise reimburse them for any amounts paid by it.

         Section 7.6 Early Collection Fee. If the Capital allocated to any Receivable Interest which bears Discount at the CP Rate or LIBO Rate is reduced or the Tranche Period for any Receivable Interests bearing Discount at the CP Rate or LIBO Rate terminates prior to the date on which the applicable Tranche Period was scheduled to end, Seller shall pay to Agent, on behalf of Purchaser upon demand the Early Collection Fee. Such payment shall be made within five (5) Business Days of Seller's receipt of a statement from Agent showing the basis of calculation of the amounts due.

                                  ARTICLE VIII
                                      AGENT

         Section 8.1 Authorization and Action. Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         Section 8.2 Agent's Reliance, Etc.. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, Agent: (i) may consult with legal counsel (including counsel for Purchaser and the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Purchaser and shall not be responsible to Purchaser for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of Seller; (iv) shall not be responsible to the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Assignments. Purchaser may assign any of its rights hereunder to any Person who (a) is not (and none of whose Affiliates or Persons related thereto are) a competitor of or engages in a business similar to that of Seller or any Affiliate thereof, (b) agrees in writing to observe the confidentiality provisions of Section 9.5 hereof, and (c) to the extent applicable, has the financial ability to perform Purchaser's obligation hereunder. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors or permitted assigns. Seller may not assign any of its rights and obligations hereunder or any interest herein or any other Transaction Documents without the prior written consent of the other parties hereto; provided, that nothing herein shall be deemed to prohibit or require any consent with respect to the transfer of less than 50% of the capital stock of Seller to any other Person. Upon the complete or partial assignment by Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any other Person, Purchaser shall be released from its obligations so assigned. Further, the Seller hereby agrees that any assignee of Purchaser of this Agreement or all or any of the Receivable Interests of Purchaser shall have all of the rights and benefits under this Agreement as if the term "Purchaser" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Purchaser hereunder The Seller acknowledges that Purchaser intends to assign its right, title and interest under, in and to this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement and agrees that the Liquidity Banks may each enforce all the different provisions of this Agreement directly against Seller. Seller further acknowledges that the Liquidity Banks are intended third party beneficiaries of this Agreement.

         Section 9.2. Waivers and Amendments. (a) No failure or delay on the part of Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the parties hereto.

         Section 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. Any notice which is mailed by first class mail postage prepaid to the address listed on the signature page shall be deemed to have been received three (3) business days after the date it is mailed; a notice which is sent by electronic facsimile transmission shall be deemed to have been received on the date when sent to the number listed on the signature page; a notice which is sent by registered or certified mail shall be deemed to have been received on the day on which delivered to such party (or delivery is refused), addressed to such party at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice on the other parties hereto. Notwithstanding the foregoing, notices and communications pursuant to Article I will not be effective until received by the addressee, except only that the Seller hereby authorizes Agent and Purchaser to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom Purchaser in good faith believes to be acting on behalf of Seller. The Seller agrees to deliver promptly to the Agent or Purchaser a written confirmation of each telephonic notice signed by an authorized officer of Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by Agent or Purchaser, the records of Agent or Purchaser shall govern absent manifest error.

         Section 9.4. Protection of Ownership Interests of Purchaser. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that Purchaser may request, to perfect, protect or more fully evidence the Receivable Interests sold to Purchaser, or to enable Purchaser to exercise and enforce its rights and remedies hereunder. Following any Termination Event which continues uncured for a period of ten (10) days after notice thereof, Purchaser may, or Purchaser may direct the Seller to, notify the Obligors of Receivables, at any time and at the Seller's expense, of the ownership interests of Purchaser under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Purchaser or its designee. The Seller shall, at Purchaser's request, withhold the identity of Purchaser in any such notification.

         (b) If Seller or Servicer fails to perform any of its obligations hereunder after the expiration of any grace periods applicable to such obligations, the Agent or Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and Purchaser's reasonable out-of-pocket costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 7.3, as applicable. Seller and Servicer each irrevocably authorizes Agent and Purchaser at any time and from time to time in the sole discretion of Purchaser, and appoints Agent and Purchaser as its attorneys-in-fact, to act on behalf of Seller and the Servicer
(i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in Purchaser's sole discretion to perfect and to maintain the perfection and priority of the interest of Purchaser in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Purchaser in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of Purchaser in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 9.5. Confidentiality. (a) Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the funding source for purchases of Receivable Interests made pursuant to this Agreement and the other confidential proprietary information with respect to Lexington Parker Capital Company, LLC, Liberty Hampshire Company, LLC and their respective affiliates and their business obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Seller and its officers and employees may disclose such information (i) to the Seller's external accountants and attorneys and to the extent required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and (ii) to any Person to the extent that such information does not pertain to Lexington Parker Capital Company, LLC, Liberty Hampshire Company, LLC and their respective affiliates.

         (b) Purchaser hereby acknowledges that certain Records and other information which the Seller must assign or deliver to Purchaser or Agent hereunder may contain information in which Seller or an Affiliate has a proprietary interest and which may not, at the time of assignment and/or delivery be generally available to and known by the public. Purchaser and Agent hereby agree to maintain as confidential all such information so designated in writing in good faith by Seller as confidential information. Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) by Agent or Purchaser to any prospective or actual assignee of Purchaser or (ii) by Purchaser to any rating agency, Commercial Paper dealer, Funding Source or provider of a surety, guaranty or credit or liquidity enhancement to Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Agent or The Liberty Hampshire Company, LLC acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, Agent and Purchaser and the other Persons referred to in this Section 9.5(b) may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or in connection with the enforcement by Purchaser, Agent or its successors and assigns of its rights and remedies, hereunder.

         Section 9.6. Bankruptcy Petition. TLC and TLC Multimedia hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all Aggregate Unpaids due to Purchaser, it will not institute against, or join any other Person in instituting against, Seller (or directly or indirectly as a shareholder of Seller cause Seller to file or institute) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 9.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Purchaser or Agent or from a willful breach of Section 9.5 hereof no claim may be made by the Seller, TLC or any of its Consolidated Subsidiaries, Servicer or any other Person against Purchaser, the Agent or their respective directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or arising out of any act, omission or event occurring in connection therewith; and Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that the foregoing shall not limit the rights of Seller TLC or its Consolidated Subsidiaries to claim actual damages.

         The obligations of Servicer, Seller, TLC and Purchaser hereunder shall be solely the obligation of such Servicer, Seller, TLC and/or Purchaser, as applicable, and shall in all respect be non-recourse to all of its respective officers, directors, controlling persons or stockholders, and each of Servicer, Seller, TLC and Purchaser acknowledges the same with respect to the other and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties arising hereunder, provided that nothing herein shall constitute a waiver of any rights that one Person may have against any other Person on account of any claim for intentional fraud, including any such claims for deceit or intentional misrepresentation or omission.

         SECTION 9.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF MASSACHUSETTS.

         SECTION 9.9. CONSENT TO JURISDICTION. THE SELLER AND SERVICER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MASSACHUSETTS STATE COURT SITTING IN BOSTON IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER AND SERVICER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN BOSTON, MASSACHUSETTS.

         SECTION 9.10. WAIVER OF JURY. PURCHASER, SERVICER AND THE SELLER EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR

THEREUNDER.

         Section 9.11.  Integration; Survival of Terms.

         (a) This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         (b) The provisions of Article VII and Section 9.6 shall survive any termination of this Agreement.

         Section 9.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as an instrument under seal by their duly authorized officers as of the date hereof.

                             SELLER:
                             THE LEARNING COMPANY FUNDING, INC.


                              /s/ R. Scott Murray
                              -------------------------------
                              By: R. Scott Murray
                              -------------------------------
                              Title: Executive V.P. and Chief Financial Officer
                              -------------------------------
             Notice Address:  The Learning Company
                              -------------------------------
                              One Athenaeum Street
                              -------------------------------
                              Riverview Building
                              -------------------------------
                              Cambridge, MA 02142
                              -------------------------------

                              PURCHASER:
                              LEXINGTON PARKER CAPITAL COMPANY, LLC

                              By: /s/
                              -------------------------------
                              Title: Manager
                              -------------------------------
             Notice Address:  Liberty Hampshire Company
                              -------------------------------
                              227 West Monroe, 41 St. Floor
                              -------------------------------
                              Chicago, IL 60606
                              -------------------------------


                              AGENT:
                              FLEET NATIONAL BANK

                              By: /s/
                              -------------------------------
                              Title: S.V.P.
                              -------------------------------
             Notice Address:  High Tech Group, Fleet Bank
                              -------------------------------
                              75 State Street MABOFO4M, 4th FL
                              -------------------------------
                              Boston, MA 02109
                              -------------------------------


#599026
Rec. Pur. Agmt.

                           SERVICER:
                           TLC MULTIMEDIA INC.


                           By:  /s/ R. Scott Murray
                              -------------------------------
                              Title: Executive V.P. and Chief Financial Officer
                              -------------------------------
             Notice Address:  The Learning Company
                              -------------------------------
                              One Athenaeum Street
                              -------------------------------
                              Riverview Building
                              -------------------------------
                              Cambridge, MA 02142
                              -------------------------------



                           THE LEARNING COMPANY, INC.


                           By:  /s/ R. Scott Murray
                              -------------------------------
                              Title: Executive V.P. and Chief Financial Officer
                              -------------------------------
             Notice Address:  The Learning Company
                              -------------------------------
                              One Athenaeum Street
                              -------------------------------
                              Riverview Building
                              -------------------------------
                              Cambridge, MA 02142
                              -------------------------------

                             EXHIBITS AND SCHEDULES

EXHIBIT I                   DEFINITIONS

EXHIBIT IA                  FORM OF PURCHASE NOTICE

EXHIBIT II                  PRINCIPAL PLACE OF BUSINESS OF THE SELLER; LOCATION(S)
                            OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION
                            NUMBERS

EXHIBIT III                 LOCK-BOXES; CONCENTRATION ACCOUNTS; DEPOSITORY
                            ACCOUNTS

EXHIBIT IV                  FORM OF COMPLIANCE CERTIFICATE

EXHIBIT V                   FORM OF COLLECTION NOTICE

EXHIBIT VI                  CREDIT AND COLLECTION POLICY

EXHIBIT VII                 FORM OF MONTHLY REPORT

EXHIBIT VIII                FORM OF TRANSFER AGREEMENT

EXHIBIT IX                  FORM OF DAILY CAPITAL REPORT

SCHEDULE A                  LIST OF DOCUMENTS TO BE DELIVERED TO PURCHASER
                            PRIOR TO THE INITIAL PURCHASE

SCHEDULE 2.1(t)             EXISTING LIENS

SCHEDULE 4                  LIST OF EXCLUDED RECEIVABLES

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Fleet in its capacity as Agent hereunder.

         "Aggregate Capital" means the aggregate Capital of Purchaser in all Receivable Interests outstanding at any time.

         "Aggregate Reserves" means the sum of the Yield Reserve and Loss
Reserve.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Fees, Capital, Early Collection Fees, Deemed Collection Amounts, Indemnified Amounts and all other amounts owed (whether due or accrued) hereunder or under the Fee
Letters to Purchaser at such time.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

         "Average Collection Period" means 180 days; provided however, that Agent, in consultation with Purchaser and Servicer, may calculate the Average Collection Period to reflect the actual average maturity of Receivables as determined by Servicer in the then most recent Monthly Report.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Seller or any ERISA Affiliate is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Boston, Massachusetts and The Depository Trust Company of New York is open for business.

         "Capital" of any Receivable Interest means, at any time, the Purchase Price of such

Receivable Interest, minus the sum of the aggregate amount of Collections and other cash payments received by the Purchaser which in each case are applied to reduce such Capital; provided however, that (i) such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason, and (ii) for purposes of calculating Capital, Collections shall only include actual cash payments received by Purchaser (including cash proceeds of Deemed Collections actually received by Purchaser pursuant to Section 1.8 hereof) and not reductions due to any non-cash items such as Dilution.

         "Capital Contribution Agreement" means the Capital Contribution Agreement between TLC Multimedia and Seller dated the date hereof.

         "Capital Excess" means, as of any date, the amount, if any, by which the sum of (i) the Aggregate Capital of Purchaser in Receivable Interests hereunder plus (ii) the Aggregate Reserves exceeds the lesser of (A) the Purchase Limit or (B) the Capital Limit.

         "Capital Limit" means, at any time, an amount equal to the sum of (i) the difference between (a) the Net Receivables Balance at such time minus (b) Aggregate Reserves, plus (ii) the balance of good funds on deposit in the Equalization Account on such date.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of TLC; (ii) the sale or other transfer of substantially all of the assets of Seller, TLC or TLC Multimedia, or (iii) TLC Multimedia shall cease to own 100% of the issued and outstanding voting stock in Seller.

         "Charge-Off" means the occurrence of any of the events specified in the definition of Charged-Off Receivable.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 6.2(f) hereof (as if references to the Servicer therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible (other than for Dilution) or (iv) which has been identified by the Servicer as uncollectible.

         "Closing Date" means the date on which this Agreement becomes effective.

         "Collateral" has the meaning set forth in Section 1.11.

         "Collection Account" means each concentration account, depository account, lock-box account or similar account in which any Collections are collected or deposited.

         "Collection Agent" means at any time the Person then authorized pursuant to Article V hereof to service, administer and collect Receivables.

         "Collection Bank" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of
Exhibit V hereto, from the Seller to a Collection Bank.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all amounts payable to Purchaser by the Seller as deemed Collections or otherwise pursuant to Section 1.8.

         "Commercial Paper" means promissory notes of Purchaser issued by Purchaser in the commercial paper market.

         "Concentration Limit" means, at any time, for any Obligor, three (3%) of the Outstanding Balance of the Receivables of the Seller (as shown in the Servicer's most recent Monthly Report) at such time, or such other amount (a "Special Concentration Limit") for such Obligor designated by Purchaser or Agent as provided below; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Purchaser or Agent may, upon not less than thirty days notice to the Seller, cancel or change any Special Concentration Limit. If an Obligor is rated by Standard & Poor's or has a Deemed Rating in one of the Long-Term or Short-Term categories designated below, the Special Concentration Limit shall be the percentage of the Outstanding Balance of the Receivables of the Seller (as shown in the Servicer's most recent Monthly Report) indicated for such rating or Deemed Rating ("NIG" means noninvestment grade):

--------------------------------------------------------------------------------
Long-Term                    Short-Term                   Special
                                                          Concentration
                                                          Limit
--------------------------------------------------------------------------------
            AA                          A-1+                          17%
--------------------------------------------------------------------------------
             A                           A-1                          17%
--------------------------------------------------------------------------------
           BBB+                          A-2                          17%
--------------------------------------------------------------------------------
           BBB-                          A-3                         8.5%
--------------------------------------------------------------------------------
            BB+                          NIG                          3%
--------------------------------------------------------------------------------
      Unrated or NIG               Unrated or NIG                     3%
--------------------------------------------------------------------------------


Seller or Servicer will notify Agent in writing of any Obligors for which it seeks a "Special Concentration Limit." Agent shall, from time to time, notify the Seller of such Obligor's actual rating (if known by Agent) or if such Obligor is not rated by Standard & Poor's, the Deemed Rating of such Obligor.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "Consolidated Subsidiary" means each Subsidiary of TLC required to be consolidated with TLC under generally accepted accounting principles.

         "CP Disruption" means the inability of Purchaser, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of Commercial Paper, whether or not constituting Commercial Paper issued to fund Purchases hereunder (in the United States commercial paper market), or to borrow funds from a third party which raises such funds through the issuance of commercial paper.

         "CP Rate" means, the rate, requested by Seller and agreed to by Purchaser, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by Purchaser, as agreed between each such dealer or agent and Purchaser; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Purchaser is a discount rate (or rates), the "CP Rate" for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Purchaser's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "Credit and Collection Policy" means the Seller's credit and collection policies and practices relating to Contracts and Receivables of Seller existing on the date hereof and summarized in Exhibit VI hereto, as modified from time to time in accordance with this Agreement.

         "Daily Capital Report" means a report in substantially the form of
Exhibit IX hereto.

         "Deemed Collection Amounts" has the meaning set forth in Section 1.8 hereof.

         "Deemed Collections" has the meaning set forth in Section 1.8 hereof.

         "Deemed Collection Guarantee" means those certain guarantees of Seller's obligation to pay Deemed Collection Amounts issued by TLC, TLC Multimedia and The Learning Company Properties Inc.

         "Deemed Collection Security Documents" means any and all documents or instruments securing any of the Deemed Collection Guarantees.

         "Deemed Rating" means the Agent's good faith judgment of an Obligor's creditworthiness, which judgment Seller may request in writing with respect to any Obligors for which it seeks a Special Concentration Limit. The Deemed Rating shall be expressed on the basis of the letter rating system used by Standard & Poor's for either its long-term or short-term unsecured debt ratings. Agent shall make its determination of an Obligor's Deemed Rating based on the information made available to Agent with respect to such Obligor. If such information is insufficient in the Agent's judgment to render a Deemed Rating, the Deemed Rating for such Obligor shall be "noninvestment grade." All Deemed Ratings are subject to change without notice and such determinations shall be final and binding on the Servicer and Seller.

         "Default Fee" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letters, an amount equal to interest on any such amount at a rate per annum equal to 2% above the then LIBO Rate or CP Rate (as the case may be) then in effect, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

         "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for one hundred fifty (150) days or more from the original due date for such payment.

         "Default Ratio" means at any time a percentage equal to (i) the aggregate amount of the Outstanding Balance of all Receivables of Seller as to which any payment or part thereof, remains unpaid for more than one hundred fifty (150) but less than one hundred and eighty-one (181) days from the original due date for such payment divided by (ii) the aggregate Outstanding Balance of all Receivables of Seller at such time.

         "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

         "Delinquent Receivable" means a Receivable which is not a Defaulted Receivable as to which any payment, or part thereof, remains unpaid for one hundred twenty (120) days or more from the original due date for such payment.

         "Dilution Ratio" means, at any time, a percentage equal to (i) the aggregate amount of Dilution which occurred with respect to Seller's Receivables during the most recently completed fiscal month , divided by (ii) the aggregate Outstanding Balance of all Receivables of Seller as of the end of the fiscal month immediately preceding the most recently completed fiscal month.

         "Dilutions" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables of Seller as a result of any setoff, discount, adjustment or otherwise, other than cash Collections on account of the Receivables or Charge-offs.

         "Direct Response Obligors" means those Persons owing amounts to TLC Multimedia for direct mail business or for outbound or inbound telephone sales, solo mail offerings, sales made in TLC's virtual internet store, electronic mail offerings and shipping charges on the foregoing and any other Person engaged in the so-called mail order catalogue or direct mail business designated by TLC, with the consent of Agent.

         "Discount" means, for the Receivable Interests outstanding during any Tranche Period plus the Settlement Period Excess for such Tranche Period:



                                  [DR x C x AD/360]


   where:

DR     =  the Discount Rate for such Receivable Interests and Settlement Period
               Excess for such Tranche Period;

C      =  the average daily Capital of such
              Receivable Interests outstanding in each case during such Tranche Period plus the average daily Settlement Period Excess; and

AD     =  the actual number of days elapsed during such Tranche Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         "Discount Rate" means the CP Rate or LIBO Rate, as applicable, from time to time, with respect to a particular Receivable Interest.

         "Discount Reserve Account" means an account of the Seller maintained at Fleet to which the Agent has sole access, which shall be pledged to the Purchaser for the benefit of the Purchaser and the Liquidity Banks and which is established to hold sums set aside for Discount pursuant to Section 1.6 hereof.

         "Distribution Date" means the 25th day of each month commencing on July 25, 1997 or if such date is not a Business Day, the next succeeding Business Day or such other day of each month as Purchaser, Seller and Agent may subsequently agree.

         "Dynamic Loss Reserve" means, for any Receivable Interest on any date, the amount equal to:


                                 [ALR x CS/OB x 1.5]


                  where:

                  ALR        = the highest average Loss Ratio for any
                                    three fiscal months during the most recently ended 12 fiscal month period;

                  CS         = the cumulative amount of credit sales
                                    resulting in the creation of

                                    Receivables transferred to the Seller
                                    which credit sales were generated during the previous five fiscal months;


                  OB       =        the Outstanding Balance of Eligible
                                    Receivables as of such date.



         "Early Collection Fee" means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, the excess, if any, of (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over (ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount actually accrued during such period on such Capital for the new Receivable Interest, and (b) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated.

         "Eligible Receivable" means, at any time, a Receivable:

         (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto and (c) has not taken any action, or suffered any event to occur, of the type described in Section 6.1(d) hereof (as if the references to Servicer therein refer to such Obligor),


         (ii) which is not a Defaulted Receivable, Charged-Off Receivable or Delinquent Receivable,

         (iii) which by its terms is due and payable within ninety (90) days of the original billing date therefor and has not had its payment terms extended,

         (iv) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

         (v) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended,

         (vi) which is an "account" or "chattel paper" within the meaning of
Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions,

         (vii) which is denominated and payable only in United States dollars in the United States,

         (viii) which if arising under a Contract is evidenced by a Contact, which together with the related Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

         (ix) which (A) does not require the Obligor under such Receivable to consent to the transfer, sale or assignment of the rights and duties of TLC Multimedia or a Transferring Subsidiary or the Seller under such Receivable and
(B) does not contain a confidentiality provision that purports to restrict the ability of Agent or Purchaser to exercise their rights under this Agreement, including, without limitation, the right to review the Contract,

         (x) which contains an obligation to pay a specified sum of money, contingent only upon the sale of merchandise or the provision of services by the Seller and under which merchandise or services have been provided entitling Seller or TLC to receive the Outstanding Balance thereof,

         (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

         (xii) which has been duly authorized and which, is in full effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms,

         (xiii) which has not been compromised, adjusted or similarly modified and is not subject to any Dilution, any dispute, claim, offset, contra or defense of the Obligor or any other claim of such Obligor against or adjustment to such Receivable resulting from the transaction out of which such Receivable arose or otherwise; provided, however that if only a portion of such Receivable has been compromised, extended or modified or is affected by Dilution or such other claim or defense, then that portion of the Outstanding Balance thereof that is not so affected shall nevertheless satisfy this clause.

         (xiv) which in all material respects satisfies all applicable requirements of the Credit and Collection Policy,

         (xv) which was generated in the ordinary course of TLC Multimedia's or a Transferring Subsidiary's business,

         (xvi) which arises solely from the sale or provision of merchandise or services to the related Obligor by TLC Multimedia or a Transferring Subsidiary, and not by any other Person (in whole or in part),

         (xvii) inclusion of which should not cause the outstanding Capital of all Receivable Interests for the Obligor thereunder and all Affiliates thereof to exceed the Concentration Limit applicable thereto,

         (xviii) which is not due from an Obligor which is the United States of America, any state or any political subdivision, agency or department thereof, or any public authority provided, however that no more than two percent (2%) of the Aggregate Capital Outstanding from time to time may represent Receivable Interests in Receivables due from Obligors who are educational departments or agencies or school boards of states or political subdivisions or agencies hereof,

         (xix) no portion of which is payable on account of sales taxes or other sums Seller is obligated to pass through to another Person,

         (xx) as to which Purchaser has not notified the Seller that Purchaser has determined that such Receivable or class of Receivables is not reasonably acceptable to Purchaser as an Eligible Receivable, because such Receivable arises under a Contract that is not acceptable to Purchaser, and

         (xxi) which is not an Excluded Receivable.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Seller; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Seller; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Seller, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above. Without limitation of the generality of the foregoing, ERISA Affiliates shall include TLC and its Consolidated Subsidiaries.

         "Equalization Account" means an account of the Seller maintained at Fleet to which the Agent has sole access and which shall be pledged to the Purchaser for the benefit of the Purchaser and the Liquidity Banks into which funds are deposited in accordance with Sections 1.2, 1.6 and 1.7 hereof.

         "Excluded Receivable" means a Receivable identified on the List of Excluded Receivables attached hereto as Schedule 4 as such list may be modified from time to time hereafter with the mutual consent of Purchaser and Seller, including, but not limited to, Receivables which have previously been pledged to Sanwa Bank or which are due from an Obligor which is not a resident of the United States or a Direct Response Obligor.

         "Facility Account" means the Seller's Account No. 9402205974 at Fleet National Bank.

         "Facility Termination Date" means the earlier of either of June 30, 2002 or the occurrence of a Termination Event hereunder.

         "Fee Letters" means those certain letter agreements dated as of the date hereof among the Seller, Purchaser and Agent setting forth their respective agreements regarding Fees as they may be amended or modified and in effect from time to time.

         "Fees" shall mean all fees payable pursuant to the Fee Letters including, but not limited to, amounts necessary to reimburse Purchaser for fees and costs due to the Liquidity Banks under the Liquidity Agreement.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Fleet" means Fleet National Bank.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Purchaser.

         "Funding Source" means any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to Purchaser.

         "Incremental Purchase" means a purchase of one or more Receivable Interests which increases the total sum of the outstanding Capital plus the Settlement Period Excess hereunder on a Distribution Date.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (other than accounts payable arising in the ordinary course of such Person's business payable in terms customary in the trade), (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Director" has the meaning set forth in Seller's Certificate of Incorporation.

         "Intended Characterization" means, for income tax and accounting purposes, the characterization of the acquisition by Purchaser of Receivable Interests as purchases by Purchaser from the Seller of the Receivables, the Related Security and the Collections.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "LIBO Disruption" means the inability of Purchaser, at any time, whether as a result of a prohibition or any other event or circumstances whatsoever, to raise funds bearing Discount at the LIBO Rate.

         "LIBO Rate" means the rate of interest (expressed as an annual rate) equal to the simple average (rounded up to the nearest 1/16th of 1%) of the rates shown on the display referred to as the "LIBO page" (or any display substituted therefor) of the Teller Rate Matrix (presently page 5) as being the respective rates at which deposits in the U.S. Dollars would be offered by the principal London offices of each of the banks named thereon in the London interbank market at approximately 11:00 a.m. (London time) on the date of an Incremental Purchase hereunder and for a period of time comparable to the number of months in the applicable LIBO Period. The determination of the LIBO Rate by the Agent shall be conclusive in the absence of manifest error.

          "LIBO Period" means as to each Settlement Period Commitment bearing interest at the LIBO Rate, the period commencing on the date that a deposit is made by Purchaser pursuant to Section 1.2 on account of such Settlement Period Commitment and ending one (1) month, two (2) months or three (3) months (such period to be determined by Seller) thereafter, provided that the first and last day of any LIBO Period shall be a London Banking Day and no LIBO Period shall extend beyond the Facility Termination Date and provided further, however, if the last day of a LIBO Period would otherwise occur on a day which is not a London Banking Day, such last day shall be extended to the next succeeding London Banking Day, except, if such extension would cause the last day of such LIBO Period to occur in a new calendar month, then such last day shall occur on the next preceding London Banking Day.

         "Liquidity Agreement" means the Liquidity Agreement of even date herewith among Purchaser, the Liquidity Banks and Fleet as agent.

         "Liquidity Banks" means institutions, parties to and providing commitments under the Liquidity Agreement as listed on Schedule I thereto.

         "Liquidation Day" means, for any Receivable Interest, the earliest to occur of (i) the day on which the conditions precedent set forth in Section 3.2 are not satisfied, (ii) any Business Day so designated by the Seller or Purchaser after the occurrence of the Facility Termination Date and (iii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 6.2(f).

         "London Banking Day" means any day on which dealings in dollar deposits are conducted by and among banks in the London Euro-Dollar Market.

         "Loss Percentage" means, at any time, the greater of (i) the Dynamic Loss Reserve or (ii) seventeen percent (17%).

         "Loss Ratio" means, as of any fiscal month, a percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables of Seller as to which any payment, or part thereof, remains unpaid for more than one hundred fifty (150) but less than one hundred and eighty-one (181) days from the original due date for such payment, plus (b) without duplicating any amounts included in clause (a) above, the aggregate payments on all Receivables of Seller remaining unpaid for less than one hundred and fifty (150) days from the original due date for such payments, which payments have been written off by Servicer as uncollectible during such fiscal month, divided by (ii) the amount of credit sales resulting in the creation of Receivables transferred to the Seller which credit sales were generated in the previous fiscal month indicated below for each fiscal month for which the Loss Ratio is to be determined:

----------------------------------------------------------------------------
Fiscal Month for Which Loss              Prior Fiscal Month of
Ratio is to be Determined                Sales to be Used in
                                         Determining Loss Ratio
----------------------------------------------------------------------------
January                                  June
----------------------------------------------------------------------------
February                                 September
----------------------------------------------------------------------------
March                                    September
----------------------------------------------------------------------------
April                                    September
----------------------------------------------------------------------------
May                                      December
----------------------------------------------------------------------------
June                                     December
----------------------------------------------------------------------------
July                                     December
----------------------------------------------------------------------------
August                                   March
----------------------------------------------------------------------------
September                                March
----------------------------------------------------------------------------
October                                  March
----------------------------------------------------------------------------
November                                 June
----------------------------------------------------------------------------
December                                 June
----------------------------------------------------------------------------


         If for any fiscal month the Loss Ratio is less than zero percent (0%) (i.e. a negative percentage), the Loss Ratio shall be equal to zero percent (0%).

         "Loss Reserve" means, for any Receivable Interest on any date, an amount equal to the Loss Percentage multiplied by the Outstanding Balance of Eligible Receivables as of the close of business of the Servicer on such date.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person, (ii) the ability of such Person to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this Agreement or any Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Monthly Report" means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Purchaser pursuant to Section 5.5.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six years was contributed to by the Seller or any ERISA Affiliate.

         "Net Receivables Balance" means, at any time, the Outstanding Balance of Eligible Receivables in which Purchaser has a Receivable Interest hereunder at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

         "Obligor" means a Person obligated to make payments on a Receivable pursuant to a Contract or otherwise.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof net of all Dilution which has occurred prior to such date which Dilution has not previously been recorded as a reduction of the Outstanding Balance of such Receivable.

         "Permitted Investments"

                               (a) negotiable instruments or securities
                  represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America, including, but not limited to, depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt; (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities, provided, however, that at the time of the Agents' investment or contractual commitment to invest therein, (x) the certificates of deposit or short-term deposits, if any, of such depository institution or trust company shall have a credit rating from Fitch of F-l + or from Moody's or Standard & Poor's of P-1 and A-1+, respectively, or the long term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a rating in the highest investment category from Fitch, Moody's or Standard & Poor's, or (y) such time deposits are fully insured by the Federal Deposit Insurance Corporation;
                  (iii) certificates of deposit having, at the time of the Agent's investment or contractual commitment to invest therein, a rating from Fitch of F-l + or from Moody's or Standard & Poor's of P-1 and A-1+, respectively; or (iv) investments in money market funds rated in the highest investment category by Fitch, Moody's or Standard & Poor's at the time of the Agent's investment therein or otherwise approved in writing by the Rating Agency;

                               (b) demand deposits in the name of Purchaser in
                  any depository institution or trust company referred to in (a)
                  (ii) above;

                               (c) commercial paper (having original or
                  remaining maturities of no more than 270 days) having, at the time of the Agent's investment or contractual commitment to invest therein, a credit rating from Fitch of F-l or from Moody's or Standard & Poor's of P-1 and A-1+, respectively;

                               (d) Eurodollar time deposits that are obligations
                  of institutions whose time deposits carry a credit rating in the highest short-term rating category from Fitch, Moody's or Standard & Poor's at the time of the Agent's investment therein; and

                               (e) repurchase agreements involving any of the
                  Eligible Investments described in clauses (a)(i), (a)(iii) and
                  (d) hereof so long as the other party to the repurchase agreement has a rating in the highest short-term rating category from Fitch, Moody's or Standard & Poor's at the time of the Agent's investment therein.


         Permitted Investments shall be held to maturity or shall otherwise be available for withdrawal which in each case shall occur on or prior to the date they are needed for payment. Permitted Investments may include, without limitation, otherwise eligible investments for which the Agent or an Affiliate of the Agent issues or provides services, whether as investment manager, adviser or otherwise.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Potential Servicer Default" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

         "Potential Termination Event" means an event which with the passage of time or the giving of notice or both would constitute a Termination Event.

         "Purchase Limit" means $75,000,000.

         "Purchase Notice" has the meaning set forth in Section 1.2 hereof.

         "Purchaser" means Lexington Parker Capital Company, LLC, a Delaware limited liability company, and its successors and permitted assigns.


         "Purchase Price" means, with respect to any Incremental Purchase of Receivable Interests by Purchaser, the amount paid to the Seller by Purchaser for such Receivable Interest, which amount shall be agreed to by Seller and Purchaser from time to time.

         "Receivable" means the indebtedness and other obligations owed to the Seller (without giving effect to any transfer or conveyance hereunder) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by Seller, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

         "Receivable Interest" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, in (i) all Receivables of the Seller in which Purchaser has an interest hereunder prior to the time of the most recent computation or recomputation of such undivided interest pursuant to
Section 1.4, (ii) all Related Security with respect to such Receivables, and
(iii) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest of all Receivable Interests purchased by Purchaser shall equal:


                                  C + YR + LR
                                  -----------
                                      NRB



                  where:

                  C         =  the Capital of Receivable Interests.

                  YR        =  Yield Reserve

                  LR        =  Loss Reserve

                  NRB       =  the Net Receivables Balance.

         "Receivables Sale Agreement" means the Receivables Sales Agreement by and between TLC Multimedia and Seller dated as of the date hereof.

         "Records" means, with respect to any Receivable, all Contracts and other documents, files books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reference Bank" means Fleet National Bank or such other bank as Purchaser shall designate with the consent of Seller.

         "Reinvestment" has the meaning set forth in Section 1.6 hereof.

         "Related Security" means, with respect to any Receivable:

                            (i) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Receivables or the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements and security agreements describing any collateral securing such Contract,

                            (ii) all Contracts and guaranties, letters of credit, security deposits, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                            (iii) all service contracts and other contracts, guarantees and agreements associated with such Receivables,

                            (iv) all Records related to such Receivables, and

                            (v) all funds deposited in the Collection Account, Equalization Account Facility Account, Discount Reserve Account or any other deposit accounts with respect to such Receivables.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Servicer" means at any time the Person (which may be Purchaser or its administrative agent) then authorized pursuant to Article V to service, administer and collect Receivables.

         "Servicer Default" has the meaning specified in Article VI.

         "Settlement Period" means the period from a Distribution Date to the day immediately prior to the immediately succeeding Distribution Date or such other period as to which Purchaser, Seller and Agent may agree.

         "Settlement Period Commitment" has the meaning specified in Section
1.2.

         "Settlement Period Excess" means as of any date the amount, if any, by which the Settlement Period Commitment exceeds the Aggregate Capital.

         "Solvent" means with respect to any Person, that as of the date of determination both (a) (i) the then fair salable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standard & Poor's" means Standard & Poor's, a division of McGraw-Hill Companies or any successor rating agency.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Successor Servicer" has the meaning specified in Section 6.1 hereof.

         "Termination Date" means, for any Receivable Interest, the Facility Termination Date, or such earlier Business Day as may be so designated by the Seller or Purchaser by notice to the other.

         "Termination Event" means the occurrence of a Termination Event under
Section 6.2 hereof.

         "TLC" shall mean The Learning Company, Inc. a Delaware corporation.

         "TLC Multimedia" means TLC Multimedia, Inc., a Minnesota corporation

         "Tranche Period" means:

                  (a) if Purchaser permits Discount for such Receivable Interest to be calculated with respect to the CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by Purchaser;

                  (b) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, the LIBO Period .

If any Tranche Period for a Receivable Interest where Discount is to be calculated with respect to a CP Rate would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day. With respect to any Tranche Period for a Receivable Interest where Discount is to be calculated on the basis of the LIBO Rate, such Tranche Period shall end in accordance with the definition of "LIBO Period." In the case of any Tranche Period for any Receivable Interest which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Termination Date shall be of such duration as selected by Purchaser.

         "Transaction Documents" means, collectively, this Agreement, the Receivables Sale Agreement, Capital Contribution Agreement, Fee Letters, Deemed Collection Guarantee, Deemed Collection Security Documents and Liquidity Agreement and all other instruments, documents and agreements executed and delivered by the Seller in connection herewith.

         "Transfer Agreement" means an agreement, in substantially the form of Exhibit E, between the Seller and a Transferring Subsidiary that is acceptable to the Agent, Purchaser and the Liquidity Banks.

         "Transferring Subsidiary" means any Subsidiary acceptable to Agent, Purchaser and the Liquidity Banks that has executed a Transfer Agreement and has delivered such additional documentation to Agent as Agent may deem reasonably necessary for the Agent to determine that the representations and warranties of Seller hereunder remain true as of the date such Subsidiary becomes a Transferring Subsidiary hereunder.

         "UCC" means the Uniform Commercial Code as from time to time in effect in The Commonwealth of Massachusetts.

         "Unfunded Liabilities" mean: with respect to any Benefit Plan, the excess of the current value of the Benefit Plan's benefits guaranteed under ERISA over the current value of the Benefit Plan's assets allocable to such benefits.

         "Yield Reserve" means, for any Receivable Interests outstanding on any date plus the Settlement Period Excess for such date an amount equal to the product of (i) the sum of (a) the Aggregate Capital plus (b) Settlement Period Excess as of such date multiplied by (ii) the Yield Reserve Percentage.

         "Yield Reserve Percentage" means the percentage determined by dividing the sum of (i) the applicable Discount Rate, plus (ii) 2.10%, by 360, and multiplying the resulting quotient by the Average Collection Period.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the Commonwealth of Massachusetts, and not specifically defined herein, are used herein as defined in such Article 9.